Exhibit 10.53

THIS EIGHTH CONSOLIDATED TRUST DEED is made	2005

BETWEEN:

(1)	Pearson Services Limited (registered in England No. 1341060) whose registered office is at 80 Strand, London WC2R 0RL (the “Principal Company”); and

(2)	Pearson Group Pension Trustee Limited (registered in England No. 1765290) whose registered office is at 80 Strand aforesaid (the “Trustee”, which expression shall include the trustee or trustees for the time being hereof).

WHEREAS:

(A)	By a trust deed dated 30 March 1973 The Fairey Company Limited established the plan then known as The Fairey Company Limited Pension and Life Assurance Plan for Hourly Paid Employees (the “Plan”) in accordance with provisions now contained in Chapter I of Part XIV Income and Corporation Taxes Act 1988 for the provision of relevant benefits (as defined in s612(1) of that Act) for and in respect of certain employees and former employees of that company and of any employers associated with that company as became eligible to participate in the Plan.

(B)	This deed is, inter alia, supplemental to the deeds listed in Schedule 1 and to the deeds to which the deed numbered 1 in Schedule 1 was itself expressed as being supplemental.

(C)	The Trustee is the present trustee of the Plan.

(D)	The Plan is now called The Pearson Group Pension Plan.

(E)	The Plan is presently governed by the deed numbered 1 in Schedule 1 as amended prior to the date hereof (the “Seventh Consolidated Trust Deed”).

(F)	By clause A.4 of the Seventh Consolidated Trust Deed the Trustee may at any time with the consent of the Principal Company alter or modify any of the provisions of the Plan subject as therein mentioned.

(G)	The Trustee wishes to make the following alterations:

(a)	a restriction is to be added to the power of amendment in order to comply with the requirement of the Government Actuary’s Department (where such a requirement has been imposed and not withdrawn) in respect of each Section relating to former public sector employees who transferred to employment making them eligible for that Section

(b)	a restriction is to be added to the use of surplus on the winding-up of the Plan to comply with the requirement of the Government Actuary’s Department in like circumstances and applying to such Sections as are described in (a)

(c)	a clarification of the reference scheme underpin

(d)	a confirmation is to be added to the provisions on Pensions Committees that no Pensions Committees will be set up in respect of the Public Services Section, the Civil Service Classic Section or the Civil Service Premium Section of the Plan and the Principal Company consents to the alterations as is shown by its execution of this deed.

(H)	The Trustee is satisfied that the certification requirements mentioned in S67 Pensions Act 1995 are met in respect of each member (as defined for the purposes of that section) and in this connection a copy of the Actuary’s certificate is attached to this deed.

(I)	The Actuary has confirmed to the Trustee for the purpose of r42(2) Occupational Pension Schemes (Contracting-out) Regulations 1996 that he is satisfied that if the proposed alterations are made the Plan will continue to satisfy the statutory standard in accordance with s12A Pension Schemes Act.

NOW THIS DEED WITNESSES that the provisions of this deed shall become operative with effect on and from the 2005 Revision Date.

A.	GENERAL

A.1	ADOPTION OF TRUST DEED

The Principal Company and the Trustee hereby replace all the provisions of the Seventh Consolidated Trust Deed dated 20 December 2002 with the provisions of this deed and the Schedules to this deed with effect on and from the 2005 Revision Date.

A.2	DEFINITIONS

In this deed words and expressions shall, unless the context otherwise requires, have the meanings attributed to them in Schedule 5 paragraph 1 and the provisions of Schedule 5 paragraphs 2, 3 and 4 shall also apply.

A.3	DOCUMENTS OF THE PLAN

A.3.1	The provisions of the Plan are contained in:

(a)	the Trust Deed;

(b)	Schedules 3 (1988 Transitional Arrangements), 3B (Transitional Arrangements for former members of the Extel Pension Fund), 4 (Contracting-out Provisions), 5 (Definitions), 6 (Inland Revenue Limits) and 7 (Pension sharing on divorce) to the Trust Deed which, except in relation to clause A.3.2, shall have effect as though they were provisions of the Trust Deed;

(c)	the Rules; and

(d)	the deeds which are made supplemental to the Trust Deed.

A.3.2	If there is any inconsistency between any of the provisions of the Plan, the provisions of the Trust Deed shall be subject to Schedules 3, 3B, 4 and 6 but shall otherwise override provisions contained in the Schedules and the Rules and the provisions contained in any of the Rules shall for the purposes of those Rules override the provisions of Schedule 5 (Definitions).

A.4	AMENDMENTS

Subject as hereinafter provided the Trustee may from time to time and at any time with the consent of the Principal Company by way of formal variation of the provisions of the Plan adopted by any deed or deeds executed by the Trustee and the Principal Company or by any writing signed by or on behalf of the Trustee and the Principal Company alter or modify all or any of the provisions of the Plan, PROVIDED that no such alteration or modification as aforesaid shall be made which would have the effect of adversely varying or adversely affecting any benefits (whether immediate or prospective but not including benefits payable on death) applicable to either Pensionable Service or Active Membership completed before the alteration or modification without the consent in writing of any Member affected thereby.

Any such alteration or modification as aforesaid shall be subject to the requirements of s67 of the 1995 Act unless and until the requirements of s67 of the 1995 Act cease to be requirements of overriding statutory legislation.

Notice in writing of any such alteration or modification as aforesaid shall be given to every Member in either Pensionable Service or Active Membership who will be affected thereby and to every other Member whose benefits will be affected thereby.

No amendments may be made to the benefits of Members of a Certificated Section which would in the opinion of the Actuary reduce the value of the acquired benefits on a past service reserve basis unless such amendments are required by legislation or are made with the written consent of the Member affected. For this purpose, a “Certificated Section” is a Section:

(a)	in respect of which the Government Actuary’s Department has issued a certificate of broad comparability; and

(b)	upon which a condition on the amendment power has been imposed by the Government Actuary’s Department in the terms set out above and this condition has not been withdrawn or has not lapsed.

A.5	PROPER LAW

The Trust Deed and the Rules shall in all respects be governed by and interpreted according to the laws of England.

B.	SECTIONS

B.1	SECTIONS

B.1.1	The Plan shall be organised into Sections as follows:

(a)	the Original Sections, some with Members still in Pensionable Service but all closed to new entrants after 31 March 1995 (or earlier in certain cases): only certain Employers participate in each of the Original Sections;

(b)	the Pearson Group Sections, which commenced on 1 April 1995 but were closed to new entrants after 31 December 2002 while existing Active Members at that date may continue to contribute: all Employers at the date of this deed participate in the Pearson Group Sections;

(c)	certain Sections closed to new entrants and to further benefit accrual which relate to liabilities of Retirement Benefits Schemes which have been merged into the Plan;

(d)	The Money Purchase 2003 Section, which commenced on and was open to new entrants from 1 January 2003;

(e)	such other Sections (if any) as the Principal Company with the consent of the Trustee may from time to time determine.

Each Section shall be governed by the Trust Deed and by the Rules for that Section and the Members of the Section shall be entitled to benefits in accordance with the Rules for that Section.

B.1.2	The Rules for a new Section shall be brought into effect by a deed executed by the Principal Company and the Trustee.

B.1.3	Any Section or Sections may be amalgamated or divided in accordance with the provisions of clause H.1 but not otherwise.

B.2	ORIGINAL SECTIONS - LEAD COMPANIES

B.2.1	Certain powers and duties relating to each Original Section shall from time to time be given under the Trust Deed or the Rules to an Employer which participates in that Section and such company shall be known as the Lead Company for the Section.

B.2.2	The Rules for each Original Section shall specify the Lead Company for the time being of that Section.

B.2.3	A Lead Company shall cease to hold that position on ceasing to participate in the Plan and subject thereto may resign from the position of Lead Company of a Section at any time by serving written notice on the Principal Company and the Lead Company shall be deemed to have ceased to be the Lead Company of its Section or Sections on the expiry of any period of notice specified in the written notice and otherwise on delivery of the notice. A new Lead Company shall be appointed by a deed executed by the Principal Company, the Trustee and the new Lead Company PROVIDED that if no such appointment is made within 30 days the Principal Company shall automatically become the Lead Company until an alternative appointment is made by the Principal Company and the Trustee.

B.3	PENSIONS COMMITTEES

B.3.1	With effect on and from 1 April 1995 there shall be one Pensions Committee for each Business Group or more than one if the Principal Company at any time so decides.

B.3.2	The Pensions Committees for the Original Sections were dissolved on 31 March 1995 and their powers and functions are now exercised and performed by the persons or bodies specified in this deed and in the Rules.

B.3.3	In relation to each Pensions Committee the Principal Company shall nominate (with power from time to time to vary such nomination) one of the Employers which shall have power:-

(a)	to appoint the initial members of the Pensions Committee;

(b)	to appoint, or adopt a procedure for the appointment of, additional or new members of the Pensions Committee and may, if it so decides, delegate this power or provide for its exercise by a particular body or in a particular manner; and

(c)	to remove, or adopt a procedure for the removal of, members of the Pensions Committee and may, if it so decides, delegate this power or provide for its exercise by a particular body or in a particular manner; in such manner as it thinks fit and shall notify the Trustee in writing of any exercise of this power.

B.3.4	Each Pensions Committee shall have at least two members.

B.3.5	Any member of a Pensions Committee may resign such membership by serving written notice on his or her appointor and the member shall be deemed to have ceased to be a member of the Pensions Committee on the expiry of any period of notice specified in the written notice and otherwise on delivery of the notice or any earlier exercise of the power contained in clause B.3.3(c).

B.3.6	The Employer nominated under B.3.3 above in relation to any Pensions Committee, or the Pensions Committee for the time being of any Business Group, may at any time permanently abdicate the functions of the Pensions Committee of that Business Group whereupon such functions shall be assumed by the Pensions Committee of the Pearson Business Group and the provisions of the Rules shall be read accordingly. With effect as of and from 1 April 1995 the Pensions Committee of the Pearson Business Group assumed the functions of the respective Pensions Committees of The Fairey Section and The Camco Section. With effect as of and from 6 December 1996 the Pensions Committee of the Pearson Business Group assumed the functions of the Pensions Committee of the Westminster Press Business Group.

B.3.7	Notwithstanding the above, no Pensions Committee will be set up in respect of the Public Services Section, the Civil Service Classic Section or the Civil Service Premium Section of the Plan.

B.4	OTHER EMPLOYERS

B.4.1	The Principal Company may, subject to the following provisions of this clause B.4, admit to participation in the Plan any employer which is associated with the Principal Company in such a manner that its participation in the Plan would not prejudice Approval.

B.4.2	No employer may be admitted to participation in the Plan unless the Trustee consents to its admission and, without prejudice to the foregoing generality, the Trustee’s consent may be given upon terms and conditions which the Trustee thinks fit in order to protect the existing Members and Beneficiaries of the Plan at the date of admission of the new employer.

B.4.3	Each employer which has been or may at any time be admitted to participation in the Plan shall be deemed to have been admitted subject to the Trustee’s powers under clause B.5.2.

B.4.4	The Principal Company shall decide whether the employees of a new employer shall participate in any one or more existing Sections and/or whether a new Section shall be organised for any of the employees of the new employer.

B.4.5	The Principal Company may determine that in relation to the new employer and its employees the Trust Deed and the Rules shall apply with such variations as the Principal Company with the consent of the Trustee shall specify.

B.4.6	An employer shall be admitted to participation in the Plan upon the execution by it, by the Principal Company and by the Trustee of a deed by which:-

(a)	the new employer undertakes to perform the obligations of an Employer under the Plan;

(b)	the Trustee gives consent to the new employer’s participation either unconditionally or upon any terms or conditions it thinks fit in accordance with B.4.2 above; and

(c)	the Principal Company admits the new employer to the Plan and specifies any variations in the provisions of the Trust Deed and Rules which are to apply to the employees of that employer.

An employer which participates in the Plan shall be deemed to have appointed the Principal Company as its representative for the purposes of every provision of the 1995 Act which either requires the Employers to be consulted by the Trustee or enables another Employer to represent it for any other purpose.

B.4.7	The Principal Company may at any time with the consent of the Trustee decide that the employees or some of the employees of an Employer may participate in one or more Sections in addition to or in substitution for the Sections in which employees of that Employer are already participating and whether in accordance with the existing Rules of any such Section or such Rules varied for this purpose. The Principal Company, the Employer and the Trustee shall all agree to the admission of the Employer’s eligible employees to participate in the new Section.

B.5	ADMISSION OF NEW EMPLOYEES

B.5.1	Each Employer shall refer to the Trustee before admitting to membership a number of persons whose admission could represent a significant change in the size or composition of the membership of any Section.

B.5.2	The Trustee shall have the following power in relation to each Section (and notwithstanding the Rules of that Section) in order to protect the interests of the existing Members and Beneficiaries against the effects of a significant change in the size or composition of the membership of that Section. The Trustee may (whether as a result of a reference from a Lead Company or from the Principal Company or upon its own initiative) from time to time direct that certain persons shall not be admitted to membership or that their admission shall be upon such terms and conditions as the Trustee thinks fit. The Trustee may from time to time remove or vary any such direction.

B.6	EMPLOYERS’ CONTRIBUTIONS

B.6.1	Each of the Employers shall, subject to the following provisions of this clause B.6 and to any relevant conditions imposed by the Trustee under clause B.4.2 or B.5.2, pay:

(a)	in the case of those Sections where the main retirement benefits are provided on a final pay basis, such contributions to the Plan as are set out in the schedule of contributions prepared by the Trustee in accordance with s58 1995 Act. If no such schedule of contributions (i) has been agreed between the Principal Company and the Trustee or (ii) is required to be prepared, each of the Employers shall pay such contributions to the Plan as the Principal Company shall determine having obtained the advice of the Actuary; and

(b)	in the case of those Sections where the main retirement benefits are provided on a money purchase basis, such contributions as are required in accordance with the Rules of the Section in question.

B.6.2	An Employer may, by giving written notice to the Trustee, reduce, suspend or vary its liability to make contributions to the Plan. On receipt of such a notice the Trustee shall, after consulting the Actuary, take such action as it considers appropriate in relation to all or any of the Members who are or have been employed by that Employer. All Members who are affected by such action shall be notified by the Trustee.

B.6.3	An Employer may, by giving written notice to the Trustee, terminate its liability to make contributions to the Plan in respect of any or all of its Employees, in which case clause H.7 shall apply except in those circumstances where clause I.1 is expressed to apply.

C.	APPLICATION OF THE FUND

C.1	APPLICATION OF THE FUND

The Fund shall be held by or on behalf of the Trustee upon irrevocable trust, subject to the provisions of the Trust Deed and Rules, to pay the expenses properly incurred by the Trustee and the benefits provided for by the Trust Deed and the Rules. Any such expenses may be paid in full as and when they become payable without regard to the sufficiency of the Fund to meet any other expenses or benefits whether payable presently, prospectively or contingently.

C.2	INVESTMENT OF THE FUND

C.2.1	The Fund shall, except to the extent that it is in bearer form, be held in the name of the Trustee or in the name or names of nominees or trustees for and on behalf of the Trustee.

C.2.2

(a)       The Trustee shall, subject to clause C.2.3, have power to apply all cash and other property which forms part of the Fund in or towards acquiring (whether in the name of the Trustee alone or jointly with other persons who may include any Associated Company as defined in (c) below) any form of property (wherever situate in the world, whether tangible or intangible, movable or immovable and whether or not it produces income or is in bearer form or is authorised by law for the investment of trust monies) and to realise, exchange and otherwise deal with such property at such time and in such manner as the Trustee thinks fit to the intent that the Trustee shall have all powers relating to such property which it might exercise if it were absolutely and beneficially entitled to the Fund.

(b)	Without prejudice to the generality of the foregoing and subject to clause C.2.3, the Trustee may apply all or any part of the Fund in or towards:

(i)	any contracts or policies effected with any United Kingdom office or branch of any Insurance Company (the choice of company being made after consultation with the Principal Company) on terms that all sums payable under such contracts or policies shall as and when received by the Trustee be held by it upon trust for the purposes of the Plan;

(ii)	shares, securities, stocks, bonds and debentures excluding any such shares etcetera issued by any Associated Company unless these are part of the underlying assets of a unit trust or similar investment vehicle the management of which is unconnected with the Trustee and the Employers;

(iii)	units in unit trusts and other arrangements designed to provide a spread of investments;

(iv)	any interest in land or property and the development and improvement of such land or property (PROVIDED that the aggregate amount so applied in interests in and in connection with the development and improvement of land or property owned or occupied by the Associated Companies or any of them shall not exceed 5 per cent of the value of the Fund at any time);

(v)	making loans (whether secured or unsecured) to any person or body of persons including any Member (PROVIDED that no such loan shall constitute a charge on any Member’s interest in the Plan) at such rate of interest (if any) and upon such terms as the Trustee thinks fit: this power shall not permit loans to be made to any Associated Company except by way of delay in paying contributions due under the Plan in circumstances where the Trustee decides that such delay has arisen out of administrative difficulties or oversight;

(vi)	options, financial futures and other contractual rights and interests in all forms of real and personal property; and

(vii)	stock lending, underwriting, sub-underwriting or guaranteeing the subscription of any stocks, shares, debenture stocks or other investments,

or place the same on deposit or current account with any local authority, bank, Insurance Company, building society or finance company at such rate of interest (if any) and upon such terms as the Trustee shall think fit.

(c)	For the purposes of this clause C.2.2 Associated Company means:

(i)	any Group Company; and

(ii)	any company in which a Group Company holds at least 20 per cent of the equity share capital.

C.2.3	The Trustee shall at all times comply with the self-investment restrictions in s 40 1995 Act.

C.2.4	The Trustee may, without prejudice to the generality of clause C.2, from time to time at its absolute discretion apply assets of the Fund by transferring them to the Property Trust on such terms as the Trustee may agree with the administrator of the Property Trust and may at its absolute discretion at any time require the transfer of all or any part of any assets from the Property Trust to the Fund in accordance with the trusts of the Property Trust.

C.3	COMMON INVESTMENT SCHEMES

The Trustee may from time to time participate in any common investment scheme jointly with the trustee of any other Retirement Benefits Scheme which is approved for this purpose by the Commissioners of Inland Revenue. During such participation in any common investment scheme the Trustee shall have the power to delegate to the trustee or administrator (as appropriate) of such scheme or the properly appointed officers thereof all or any of its powers, duties and discretions as the Trustee thinks appropriate and for this purpose the Trustee may enter into such agreements as it may after consulting the Principal Company think fit for the purpose of defining the terms on which the Plan is to participate in such common investment scheme. The Trustee may continue to participate in any common investment scheme notwithstanding that all or any of the members of the Investment Committee or the Trustee or any director of the Trustee may be included amongst the trustees or administrator, or the directors of a corporate trustee or administrator, of the common investment scheme.

C.4	INDEMNITY IN RELATION TO PROPERTY

If in connection with the purchase, realisation, management or any other dealings with any property comprising the Fund it would in the opinion of the Trustee be to the benefit of the Fund to enter into any particular transaction, the Trustee may enter into or give such form of written agreement, indemnity, warranty or undertaking with the other parties involved in the transaction as may be required to obtain the successful completion of the transaction and may bind all or any part of the Fund to give effect thereto.

C.5	POWER TO INSURE

The Trustee may insure any asset comprised in the Fund on such terms and for such amount as it thinks fit and the premiums may be paid out of income or capital. Any insurance money received shall (as the Trustee decides) either be used by the Trustee to restore the asset concerned or be applied by the Trustee as if it were the proceeds of the sale of the asset.

C.6	INVESTMENT COMMITTEE AND SUB-COMMITTEES; INVESTMENT MANAGERS

C.6.1	There shall be an Investment Committee appointed by the Trustee. The Trustee may from time to time as it thinks appropriate appoint one or more sub-committees of the Investment Committee to exercise the functions of the Investment Committee in relation to a particular investment sector or sectors. References in this deed to the members of the Investment Committee shall where appropriate include the members of any sub-committee.

C.6.2	The Trustee shall be entitled to appoint, to remove and to replace at any time and in such manner as it thinks fit the members of the Investment Committee and of any sub-committee. The Trustee shall decide how many members the Investment Committee (and any sub-committee) shall have at any time subject to there being at least three members in each case.

C.6.3	The Investment Committee shall exercise such powers and discretions and carry out such duties as are from time to time delegated to it in writing by the Trustee.

C.6.4	In relation to any matter to be decided by a vote of the members of the Investment Committee (or of any sub-committee), each member shall have one vote. The provisions of clauses D.4.2 and D.4.3 shall apply to meetings of the Investment Committee and of any sub-committee.

C.6.5	The Investment Committee may take advice from and act upon the advice or opinion of any accountant, investment adviser, broker or other professional person. Such adviser shall be appointed by the Trustee where required by s47 1995 Act.

C.6.6	The Trustee shall from time to time after considering the recommendations of the Investment Committee, or the relevant sub-committee, appoint and remove such investment managers of the Fund as the Trustee considers appropriate and, subject to s33 1995 Act, shall not be liable for any consequences of that appointment. The Trustee shall subject to consulting the Principal Company have power to agree the remuneration of such investment managers.

C.6.7	The Trustee shall arrange for a statement of investment principles to be prepared in accordance with s35 1995 Act. The Trustee shall have power from time to time to specify guidelines and/or prohibitions with which the Investment Committee and investment managers appointed under clause C.6.6, must comply. Such guidelines may, among other things, take the form of strategic decisions regarding the investment of the Fund.

C.6.8	The Members of the Investment Committee shall not be responsible, chargeable or liable in any manner whatsoever for or in respect of any loss of, or any depreciation or default upon, any of the investments or applications of the Fund or any part or parts thereof or for any delay which may occur from any cause whatever in the investment or application of any part or parts of the Fund or by reason of any other matter or thing except personal conscious bad faith, fraud or negligence on the part of that one or more committee or sub-committee members who is sought to be made liable.

D.	TRUSTEE AND PENSIONS COMMITTEES

D.1	APPOINTMENT AND REMOVAL OF TRUSTEE

D.1.1	A body corporate (whether or not a trust corporation) may remain or be appointed sole trustee of the Plan but otherwise the number of trustees of the Plan shall not be less than two nor more than seven.

D.1.2	The Principal Company shall, subject to clause D.1.3, have power exercisable by deed to appoint a new or additional trustee and to remove a trustee of the Plan.

D.1.3	The power of appointing a new or additional trustee of the Plan contained in clause D.1.2 shall only be exercisable in any of the following events:

(a)	if Pearson Group Pension Trustee Limited passes a resolution that it desires to be discharged from the trusts of the Plan;

(b)	if an order is made or an effective resolution passed for the winding-up of Pearson Group Pension Trustee Limited (other than for the purpose of or in connection with its amalgamation or reorganisation); or

(c)	if a receiver is appointed of the property of Pearson Group Pension Trustee Limited and on the happening of any of those events Pearson Group Pension Trustee Limited shall be deemed to have retired as Trustee 21 days after the happening of the event or on the exercise by the Principal Company of the power contained in clause D.1.2, whichever first occurs. Until the happening of any of these events the Principal Company shall not have the power to remove Pearson Group Pension Trustee Limited as Trustee of the Plan or to appoint an additional trustee of the Plan.

D.1.4	Any trustee may resign as trustee of the Plan by serving written notice on the Principal Company to that effect, and on the expiration of any such notice the trustee so resigning shall be deemed to have resigned on the expiry of any period of notice specified in the written notice and otherwise on delivery of the notice or any earlier exercise of the power contained in clause D.1.2 and the trustee and the Principal Company shall execute such documents and do such things as may be necessary to give proper effect to such resignation.

D.1.5	At any time when there is a sole trustee of the Plan, the sole trustee may appoint in writing a second trustee to be a trustee jointly with the sole trustee of any real property comprised in the Fund on terms that:

(a)	the sole trustee and the second trustee shall hold the real property and the proceeds of sale thereof upon bare trust for the sole trustee as trustee of the Plan;

(b)	the second trustee shall cease to be a trustee of the real property and/or of the proceeds of sale thereof when the proceeds of sale have been paid to or at the direction of the sole trustee or when the Principal Company or sole trustee gives notice to the second trustee of the termination of the second trustee’s appointment or the second trustee resigns (for which purpose clause D.1.4 shall apply to the second trustee), whichever shall first occur; and

(c)	clauses D.2, D.3 and D.4 shall apply to the second trustee and the sole trustee as trustee of the real property as they apply to the trustee of the Plan.

D.2	PAYMENT OF TRUSTEE

Any Trustee including a director or officer of a corporate trustee may by agreement with the Principal Company be entitled to fees or remuneration for services as a trustee at such rate as shall be agreed between them. Unless such agreement stipulates that such fees or remuneration shall be paid by the Employers in addition to the contributions payable by them to the Plan or if the Employers breach any such stipulation, such Trustee including a director or officer of a corporate trustee shall be entitled to receive such fees or remuneration out of the Fund. Any Trustee or director, any firm of which such Trustee or director is a partner and any subsidiary or associated company of such Trustee or company in which such Trustee or director is interested (whether as an officer or shareholder) shall also be entitled to retain beneficially any brokerage, commission, fee or remuneration payable directly or indirectly to him, her or it.

D.3	PROTECTION FOR TRUSTEE AND MEMBERS OF PENSIONS COMMITTEES

D.3.1	The Trustee and all members of Pensions Committees shall be liable only for such moneys as they shall actually receive and shall in no event be liable for any interest in respect of such moneys. It shall not be obligatory upon the Trustee or members of Pensions Committees to see that any contributions or other moneys payable under the Plan to them or as they shall direct are in fact paid or paid when due. Subject to s33 1995 Act, neither the Trustee nor (in the case of a corporate trustee) any of its directors or officers shall be responsible, chargeable or liable in any manner whatsoever for or in respect of any loss of, or any depreciation or default upon, any of the investments or applications of the Fund or any part or parts thereof or for any delay which may occur from any cause whatever in the investment or application of any part or parts of the Fund or for the safety of any securities or documents of title deposited by the Trustee for safe custody or for the exercise of any discretionary power vested in the Trustee by the Trust Deed or by the Rules or by reason of any other matter or thing except (a) personal conscious bad faith, fraud or wilful negligence on the part of that one or more of the trustees of the Plan or (in the case of a corporate trustee) that one or more of its directors or officers, who or which is sought to be made liable or (b) the negligence of a professional trustee. Without prejudice to the foregoing, in relation to those Sections where the main retirement benefits are provided on a money purchase basis and to Additional Voluntary Contributions, the Trustee’s duty shall only be to see that the contributions in fact paid to it are invested on behalf of the Members concerned. The Employer shall be liable, in every case of short payment, to pay the Trustee such additional sum as the Trustee considers is required to put the Member in no worse a position than if the error had not occurred.

The foregoing provisions of this clause D.3.1 take effect subject to the requirements of ss.33 and 34 1995 Act.

D.3.2	The Trustee shall not be under any liability to take, institute, maintain or defend any legal proceedings against an Employer or otherwise in relation to the Plan except where they may consider that they have a duty to do so under s75 1995 Act.

D.3.3	Each Trustee (and each director or officer of a corporate trustee) shall be indemnified by the Employers and each member of a Pensions Committee shall be indemnified by the Employers in the relevant Business Group against all costs, claims, losses and expenses for which such person is liable arising out of or in connection with the Plan to the extent that they cannot be recovered from the Fund and they are not attributable to breach of trust committed through wilful negligence or in personal conscious bad faith by such person.

D.3.4	A Trustee (or any director or officer of a corporate trustee) and any member of a Pensions Committee who is or has been a Member shall be entitled to retain any benefit arising from his or her membership of the Plan and the exercise of any power or discretion by any such person shall not be invalidated or questioned on the grounds that he or she had a direct or indirect interest in it.

D.4	PROCEEDINGS OF PENSIONS COMMITTEES AND TRUSTEE

D.4.1	Clauses D.4.2, D.4.3 and D.4.4 shall govern the proceedings of the Pensions Committees.

D.4.2	The members of a Pensions Committee may meet together and make such regulations for the conduct of its business as they shall decide. At any such meeting all questions shall, unless otherwise agreed, be decided by a majority of the votes of the members present and voting thereon. In the event of an equality of votes the chairman of the meeting shall have a second or casting vote. Should there be an equality of votes on the election of a chairman at any meeting the chairman shall be chosen by lot. The quorum for any meeting of a Pensions Committee shall be a majority of the members of the Pensions Committee.

D.4.3	A resolution in writing signed by a majority of the members of a Pensions Committee shall be as valid and effectual as if it had been passed at a meeting of the Pensions Committee and the same may consist of two or more documents in similar form each signed by one or more of the members of the Pensions Committee.

D.4.4	A majority of the members of a Pensions Committee shall be considered competent to exercise any of the trusts, powers and discretions vested by the Trust Deed or the Rules in the Pensions Committee generally and such action of the majority whether taken at a meeting of the Pensions Committee or otherwise shall be as valid and effectual as if exercised by all the members of the Pensions Committee in question.

D.4.5	The Trustee shall exercise its powers and discretions and perform its duties under the Plan in accordance with its Memorandum and Articles of Association for the time being in force.

D.5	POWER TO ACT THROUGH AGENTS

The Trustee may make such arrangements as it considers necessary or desirable for the administration of the Plan. In particular it shall have power to act on the advice or opinion of any lawyer, actuary, accountant, investment adviser, broker or other professional person and, instead of acting personally, to appoint or employ agents and advisers to transact any business and to do all acts to be done under the trusts of the Trust Deed and the Rules including (without prejudice to the generality of the foregoing) the day-to-day management of any investments and the payment of any pensions and other benefits. The Trustee shall comply with the requirements of s47 1995 Act and regulations thereunder. The Trustee shall, subject to consulting the Principal Company, be entitled to agree the remuneration for such agents or advisers but shall not be liable for the default of any such agent or adviser appointed or employed in good faith or for any loss arising from the Trustee acting in accordance with the advice of any adviser.

D.6	DELEGATION

All or any of the rights, powers, duties, trusts and discretions vested in the Trustee by virtue of the Trust Deed and the Rules may be delegated by the Trustee to any person or persons upon such terms and conditions, for such periods and at such remuneration (if any) as the Trustee shall subject to the approval of the Principal Company think fit.

D.7	INDEMNITY INSURANCE

D.7.1	With the consent of the Principal Company (unless a receiver or liquidator of the Principal Company has been appointed), the Trustee may take out and maintain policies of insurance which:

(a)	indemnify the Fund against losses or expenses caused by breach of trust;

(b)	indemnify the Trustee (including a director or officer or former director or officer of the Trustee) against personal liability not involving dishonesty and not consisting of a fine or civil penalty under s3 or s10 1995 Act;

and the Trustee may pay premiums for such policies out of the assets of the Fund.

D.7.2	The Principal Company may purchase or otherwise procure insurance on behalf of and in the name of the Trustee. Such insurance may:

(a)	indemnify the Fund against any losses caused by breach of trust; and

(b)	indemnify the Trustee or a director or officer or former director or officer of a corporate trustee against costs, claims, losses and expenses (including any fines or civil penalties imposed by s3 or s10 1995 Act) for which such person is liable arising out of or in connection with the Plan

PROVIDED that the cost of obtaining such insurance may not be paid for out of the Fund.

To the extent that the Principal Company has purchased such insurance the liability of the Employers for any of the matters set out in clause D.3.3 above shall be reduced by the amount of any sums paid out under such insurance policy.

D.8	DISPUTE RESOLUTION PROCEDURE

The Trustee shall have full power conclusively to determine whether or not any person is from time to time entitled to any benefit under the Plan and the amount of any such benefit and also conclusively to determine all questions and matters of doubt arising under or in connection with the Plan and the Fund and whether relating to the construction thereof or otherwise. Any such determination shall be binding on all interested parties. For this purpose the Trustee may act on such evidence and may make such assumptions as it considers reasonable in the circumstances. Without prejudice to the generality of the above, the Trustee may from time to time adopt and amend a procedure (the “Dispute Resolution Procedure”) for the resolution of disputes with any Member, Beneficiary, Employee, Employer or other person and may for this purpose commit itself (so far as it thinks fit in any particular case) to abide by such procedures and provisions for the purpose of resolving any dispute or matter of doubt.

E.	ADMINISTRATION

E.1	THE ADMINISTRATOR

The Trustee shall be the administrator of the Plan for the purposes of Chapter I of Part XIV 1988 Act.

E.2	ACCOUNTS

The Trustee shall keep records and accounts in respect of the Plan and after the end of each Plan Year shall within the period prescribed by the 1995 Act obtain audited accounts for that Plan Year, which audited accounts shall comply with the Disclosure Regulations and The Occupational Pension Schemes (Requirement to obtain Audited Accounts and a Statement from the Auditor) Regulations 1996.

E.3	ACTUARIAL VALUATIONS

The Trustee shall obtain actuarial valuations of the Plan from time to time from the Actuary but in any event the effective date of each such valuation shall not be later than three years after the effective date of the previous valuation. Each such valuation shall be obtained within the period prescribed by the 1995 Act. The Plan Actuary shall provide such actuarial statements and actuarial certificates as are required by the 1995 Act and by the Disclosure Regulations.

E.4	UNDERTAKINGS

The Trustee may enter into such undertakings as it considers appropriate with the Commissioners of Inland Revenue in connection with Approval and with the Contributions Agency or the Occupational Pensions Regulatory Authority in connection with complying with the requirements of the 1993 Act or the 1995 Act and the provisions of the Trust Deed and the Rules shall be deemed to be altered to such extent as the Trustee shall in its discretion determine to give effect to the terms of any such undertakings aforesaid.

E.5	EXPENSES

The Trustee may apply any cash within the Fund in maintaining, improving or otherwise enhancing the value of all or part of the Fund. It may also pay all costs, charges and expenses in connection with the administration of the Plan and the management of the Fund, and authorise such person or persons as it shall think fit to draw cheques on any banking accounts or to endorse any cheques or to give receipts and discharges and every such receipt and discharge shall be as valid and effectual as if it were given by the Trustee.

E.6	BORROWING AND DONATIONS

The Trustee shall have the power to borrow money and provide security for its repayment by way of charge over the whole or part of the Fund in such manner and upon such terms as the Trustee thinks fit. The Trustee may also accept (and may renounce) any donations, bequests or gifts for any of the purposes of the Plan.

E.7	OVERPAID ADDITIONAL VOLUNTARY CONTRIBUTIONS

The Trustee shall comply with the requirements of r5 The Retirement Benefits Schemes (Restriction on Discretion to Approve) (Additional Voluntary Contributions) Regulations 1993 (the “Regulations”) and, where the Plan is the leading scheme (as defined in the Regulations) in relation to a Member, with the requirements of r6 of the Regulations so far as they concern main schemes (as so defined). If the Regulations are amended or replaced by any other regulations then this clause E.7 shall have effect as if references in it to the Regulations were references to the Regulations as amended or replaced (as the case may be). Any refund made to a Member in these circumstances shall be subject to deduction of income tax under s599A 1988 Act.

F.	GENERAL PROVISIONS AFFECTING MEMBERS AND BENEFICIARIES IN THE ORIGINAL SECTIONS

NOTE: This Part F only applies to Members of the Original Sections. The corresponding provisions for Members of other Sections are contained in the Rules of those Sections.

F.1	ADDITIONAL VOLUNTARY CONTRIBUTIONS

F.1.1	A Member in Pensionable Service may, subject to the restrictions in clause F.1.2, make Additional Voluntary Contributions to the Plan and may increase, decrease or discontinue such contributions at such time and on such terms as may be agreed with the Trustee in order to provide additional benefits payable in the form of pensions or lump sum benefits as agreed between the Member and the Trustee or (in the absence of such agreement) as determined by the Trustee at its discretion.

F.1.2	The restrictions referred to in clause F.1.1 are that:

(a)	the Additional Voluntary Contributions (together with all the Member’s other contributions to the Plan and all the Member’s contributions under all other Retirement Benefits Schemes which relate to Service with any of the Employers) shall not in any tax year exceed 15 per cent of the Member’s remuneration from the Employers in that year;

(b)	the Additional Voluntary Contributions shall not be such that the additional benefits secured would prejudice Approval; and

(c)	except in relation to a Member whose Additional Voluntary Contributions commenced on or before 7 April 1987, no part of any retirement pension provided by Additional Voluntary Contributions may be commuted for a lump sum.

Additional Voluntary Contributions shall be reduced or discontinued whenever necessary to avoid contravention of (a) or (b) above. They shall also be discontinued when the Member ceases to be in Pensionable Service unless the Trustee (consistent with continued Approval) agrees otherwise.

F.1.3	The part of the Fund which is represented by or derived from:

(a)	Additional Voluntary Contributions paid direct to the Plan, and

(b)	that part of any transfer payment including a transfer payment from any of the Old Plans received by the Trustee in respect of any person which was kept separate from the other assets of the arrangement from which it was transferred and which is attributable to voluntary contributions made or deemed to be made by such person to the Retirement Benefits Scheme or arrangement from which the transfer payment is received

(not in either case being contributions applied under the Plan to provide additional years of Pensionable Service) shall be known as “Segregated Assets” and shall be kept separate from the other assets constituting the Fund.

F.1.4	The amounts of such additional benefits shall be determined by the Trustee (after consulting the Actuary or the Insurance Company or other organisation with which they may be secured) on a basis which is reasonable, having regard to the amount of the Additional Voluntary Contributions and:

(a)	if the Additional Voluntary Contributions form part of the Segregated Assets, the value of benefits shall be equivalent on a money purchase basis to the Additional Voluntary Contributions;

(b)	if the benefits are not provided on a money purchase basis, the value of benefits shall be reasonable having regard to the value of other benefits under the Plan.

F.1.5	If, when a Member’s benefits under the Plan become payable, the Trustee determines that some part or the whole of the Segregated Assets cannot be paid to or applied in respect of the Member in accordance with the Rules without prejudicing Approval, then that part or the whole (as the case may be) shall be repaid to the Member. Any refund made to a Member in these circumstances shall be subject to deduction of income tax under s599A 1988 Act.

F.2	SPECIAL MEMBERS/AUGMENTATION OF BENEFITS

F.2.1	A Lead Company may at its discretion but subject to the consent of the Trustee direct that in relation to any Member of its Section the benefits provided by the Plan or the terms and conditions thereof shall be different from those provided by the Rules, PROVIDED that:

(a)	Inland Revenue Limits shall not be infringed or Approval otherwise prejudiced; and

(b)	unless the Member is not in Contracted-out Employment, the Plan shall comply with the Contracted-out Requirements.

F.2.2	The Principal Company may, subject to:

(a)	the consent of the Trustee; and

(b)	having obtained the advice of the Actuary; and

(c)	the payment of such additional sums (if any) as the Trustee shall decide having regard to the advice of the Actuary; and

(d)	the remaining provisions of this clause F.2.2,

provide (i) increased or additional benefits in respect of any Member of any particular Section and (ii) benefits in respect of any employee or former employee of any Employer who participates in any particular Section or the spouse or dependant of a former employee of any Employer who participates in any particular Section (or for any other person for whom the Commissioners of Inland Revenue have permitted the Plan to provide benefits). No benefit or augmented benefit provided under this clause F.2.2 shall be such as to prejudice Approval and the provisions of s132 and Chapter I of Part IV 1993 Act shall be complied with in relation to any such benefit or augmented benefit.

F.2.3	The Pensions Committee or Committees for the relevant Business Group or Groups shall have the duty in relation to each of the Original Sections each year to consider the level of increases (if any) to pensions in payment being made in accordance with the Rules of that Section and to make recommendations to the Trustee as to the increases or further increases to those pensions which it considers desirable and equitable. The Lead Company may, subject to the consent of the Trustee and the Principal Company, and having taken the advice of the Actuary and the advice of the relevant Pensions Committee, increase from time to time any pension in the course of payment from the relevant Section.

F.3	PAYMENT OF BENEFITS

The Trustee shall be responsible for paying, or arranging to pay, benefits to or in respect of Members of each of the Original Sections.

F.4	ASSIGNMENT OF BENEFITS

Pensions and all other benefits under the Plan shall not be capable of being assigned, charged or alienated in any way and (except in respect of any benefits accrued pursuant to the Contracted-out Requirements) no payment shall be made in respect of any such pension or benefit if the Member or other person entitled thereto shall to the knowledge of the Trustee be adjudged bankrupt in any court of law in the United Kingdom or otherwise have purported to assign or charge the same or any part thereof or any interest therein, or if to such knowledge any act or event shall have been done or happened whereby the same or any part thereof or interest therein if belonging to him or her absolutely would have become vested in or charged in favour of any person or persons other than such Member or other person or his or her legal personal representatives whether temporarily or permanently but with the exception of the orders set out at s91(4) 1995 Act. The Trustee shall have full discretion as to the payment or application of any benefits so forfeited to or for the benefit of such Member or other person or any of his or her dependants or relatives and its effect on his or her benefits and for this purpose the Trustee shall take the advice of the appropriate Pensions Committee.

F.5	MONETARY OBLIGATION OF A MEMBER

F.5.1	If a Member owes a monetary obligation either

(a)	(in respect of benefits for Pensionable Service or Active Membership on or after the 2003 Revision Date) to the Trustee or

(b)	to an Employer who claims the obligation from the Trustee

the obligation in either case being in respect of a negligent, fraudulent or criminal act or omission by the Member, the Trustee shall have the rights contained in clauses F.5.2 and F.5.3.

F.5.2	The Trustee shall have the right to recover from the Fund an amount equal to such monetary obligation (or, if less, to the value as certified by the Actuary of benefits payable to or in respect of the Member other than benefits to which he or she is entitled as a result of a transfer payment under clause G.1 (Transfers from Other Arrangements) which was not from another Retirement Benefits Scheme of the Employers or in which any of them has participated and/or any benefits accrued pursuant to the Contracted-out Requirements) and the Trustee shall, subject to the following provisions of this clause, reduce such benefits or prospective benefits accordingly. If the Member disputes the amount of the monetary obligation, the Trustee shall not exercise such right of recovery until the monetary obligation has become enforceable under a court order or the award of an arbitrator. The Trustee shall give the Member a certificate showing the amount recovered.

F.5.3	The Trustee shall have the right to recover when it becomes payable from any short service benefit (as defined in the 1993 Act) payable to or in respect of the Member including benefits resulting from any transfer from an Old Plan but not including benefits to which he or she is entitled as a result of any other transfer payment under clause G.1 (or any similar previous provision of the Plan) which was not from another Retirement Benefits Scheme of the Employers or in which any of them has participated.

F.6	PRODUCTION OF INFORMATION

F.6.1	Any person entitled to or claiming any benefit under the Rules shall produce such evidence and information as may be required by the Trustee or any Employer for the purposes of the Plan and payment of benefit under the Plan to any person shall be conditional upon production by that person of any evidence or information that the Trustee or the Employer may require.

F.6.2	Members and Beneficiaries shall give the Trustee or its agents or delegates such consents as the Trustee or its agents or delegates from time to time request for the purposes of the Data Protection Act 1998 or otherwise in order to discharge their powers, duties and discretions under or in connection with the Plan.

F.7	NOTICES

F.7.1	Any notice to be given to a Member, dependant or other person entitled to a benefit under the Plan may be served by being handed to the Member personally, by being sent by first class post to the Member at his or her last known private postal address or by such other method as the Trustee considers appropriate. Any notice served by post shall be deemed to have been served on the second day (excluding Sundays and statutory holidays) next following the date of posting and in proving such service it shall be sufficient proof that the Trustee reasonably believes that the envelope containing the notice was properly addressed and posted as a prepaid letter by first class post.

F.7.2	Each Member shall furnish the Trustee with his or her private postal address and notify the Trustee at once of any change therein. Members shall address all communications and requests in connection with the Plan in writing to the Trustee at its registered office from time to time or such other address as may be notified to Members.

G.	TRANSFERS

G.1	TRANSFERS FROM OTHER ARRANGEMENTS

G.1.1	The Trustee may arrange to provide from the Section of which any person is a Member benefits or additional benefits for such person in consideration of a transfer of assets to form part of the Fund being received by the Trustee from or in respect of any other Retirement Benefits Scheme or from a policy of insurance or an annuity contract such as is described in s19(4) 1993 Act or from a Personal Pension Scheme (the “Other Arrangement”). The benefits or additional benefits shall be determined by the Trustee having regard to the advice of the Actuary and with the consent of the Principal Company if the value of the benefits exceeds or may exceed the value of the assets being transferred.

G.1.2	The Trustee may accept a transfer of assets pursuant to clause G.1.1 subject to the following conditions:

(a)	the assets transferred to the Plan shall be deemed to be Member’s contributions to the Plan to the extent (and only to the extent) that they are certified by the trustee or administrator of such Other Arrangement as representing contributions paid by the person to whom the transfer relates (or deemed to have been so paid pursuant to a provision similar to this clause);

(b)	any prohibition on the right to receive a refund of contributions paid (or deemed to have been paid) to the Other Arrangement which was notified to the Trustee by the trustee or administrator of the Other Arrangement and which was required by the Commissioners of Inland Revenue in relation to the Other Arrangement shall (except to the extent that the Commissioners allow otherwise) subsist in relation to any such contributions which are deemed to be Member’s contributions to the Plan;

(c)	the benefits so conferred shall be in the form of non-commutable pension except to the extent that the trustee or administrator of the Other Arrangement certifies, or the Commissioners of Inland Revenue allow, that the benefits may be paid in lump sum form;

(d)	the Trustee shall ascertain from the trustee or administrator of the Other Arrangement the period of employment giving rise to the benefits in respect of which the transfer of assets is received;

(e)	the person to whom the transfer relates shall have a vested right to the benefits so conferred;

(f)	any benefit so conferred may be on terms that if the person to whom the transfer relates has or is treated as having a guaranteed minimum in relation to the pension to be provided for him under such Other Arrangement, such person’s benefits accrued pursuant to the Contracted-out Requirements shall include a pension equal in weekly rate to such guaranteed minimum and the provisions of clause J.1 shall accordingly apply to that part of the benefit so conferred; and

(g)	the terms of any undertaking given by the Trustee to the Commissioners of Inland Revenue.

G.2	STATUTORY TRANSFERS TO OTHER SCHEMES AND BUY-OUTS

If a Member ceases to be in Service or in Pensionable Service at least one year prior to Normal Retirement Date without becoming entitled to receive any benefits, and the Member has accrued rights to benefits under the Plan at that time, then the Member may in writing require the Trustee to apply the whole of the Member’s cash equivalent in accordance with s95(2) 1995 Act:

(a)	in making a transfer payment to another Retirement Benefits Scheme or a Personal Pension Scheme; and/or

(b)	in purchasing a Qualifying Policy from an Insurance Company chosen by the Member and willing to accept payment of the cash equivalent,

pursuant to the right conferred by Chapter IV Part IV 1993 Act.

G.3	NON-STATUTORY TRANSFERS TO OTHER SCHEMES

G.3.1	The Trustee may arrange to make a transfer of assets:

(a)	to an Other Arrangement as defined in clause G.3.2;

(b)	of an amount calculated in accordance with clause G.3.3;

(c)	in the manner referred to in clause G.3.4;

(d)	on giving the certificates referred to in clause G.3.5;

(e)	with the consequences specified in clause G.3.6;

(f)	in consideration of benefits to be provided for the person for whom the transfer relates under the Other Arrangement.

The provisions of this clause G.3 shall also apply in respect of a Member for whom benefits or additional benefits are provided in consideration of a transfer of assets to the Fund.

G.3.2	The Other Arrangements to which a transfer of assets may be made are:

(a)	those specified in Schedule 4 if benefits accrued pursuant to the Contracted-out Requirements of the person to whom the transfer relates or the Beneficiary will as a result be provided under the Other Arrangement instead of under the Plan and then only in accordance with the 1993 Act and regulations thereunder;

(b)	in any other case to any Retirement Benefits Scheme or any other scheme (including a Personal Pension Scheme) to which a transfer can be made without prejudicing Approval.

G.3.3	Subject to the provisions of Schedules 3 (1988 Transitional Arrangements), and 3B (Transitional Arrangements for former members of the Extel Pension Fund) to the Trust Deed the value of the assets to be transferred shall be determined by the Trustee, (having regard to the advice of the Actuary) as being:

(a)	equal to the capital value of all the Member’s benefits (or all the Member’s benefits in excess of his or her benefits accrued pursuant to the Contracted-out Requirements) other than any lump sum death in service benefits and any benefits in respect of which a transfer has been or is to be made under any other provision of the Trust Deed or the Rules, calculated in accordance with the Rules and increased, if necessary, to give effect to any guarantee of a minimum transfer payment under the Rules; and

(b)	calculated in accordance with s97 1993 Act; or

(c)	such amount larger than that provided for in paragraphs (a) and (b) as the Principal Company may direct.

G.3.4	A transfer may be made in respect of a Member without the Member’s consent if the Contributions Agency so allows or the Other Arrangement is a contracted-out salary related scheme which satisfies s 9 1993 Act or a scheme which was formerly such a contracted-out salary related scheme and which the Contributions Agency is under a duty to supervise in accordance with the 1993 Act and:

(a)	both the Plan and the Other Arrangement apply to employment with the Employer; or

(b)	the Plan and the Other Arrangement apply to employment with different employers, the Member is one of a group of persons in respect of whom transfers are being made and:

(i)	the transfer results from a financial transaction between the employers; or

(ii)	the employers are connected employers (as defined in regulations for the purposes of s35(1) 1993 Act).

and in accordance with the Preservation Regulations.

In any other case a transfer may only be made with the consent of the Member.

G.3.5	The Trustee shall certify to the trustee or administrator of the Other Arrangement:

(a)	the amount, if any, which represents or is deemed to represent Member’s contributions;

(b)	any restriction on the right to receive a refund of Member’s contributions which was notified to the Trustee under clause G.1.2.(b);

(c)	any restriction on the form in which benefits may be provided to the Member; and

(d)	any other relevant information requested by the trustee or administrator of the Other Arrangement.

G.3.6	Any person in respect of whom a transfer shall have been made under this clause G.3 shall not thereafter be entitled to any benefits under the Plan (except that the liability to provide benefits accrued pursuant to the Contracted-out Requirements shall be retained by the Plan where the transfer did not relate to such benefits). The Trustee shall not be in any way responsible for or required to enquire into the use and application of any assets transferred under this clause.

G.4	NON-STATUTORY BUY-OUTS

G.4.1	The Trustee may, if a Member ceases to be in Pensionable Service and subject to the remaining provisions of this clause G.4, purchase or provide in the name of the Member or a trustee for the benefit of such Member (and, if appropriate, the Member’s dependants), or transfer to such Member or trustee, a Qualifying Policy which provides benefits in lieu of the benefits which have accrued to or in respect of the Member under the Plan. The provisions of this clause G.4 shall also apply in respect of a Member for whom benefits or additional benefits are being provided in consideration of a transfer of assets to the Fund under clause G.1.

G.4.2	The purchase or transfer shall only be made with the consent of the Employer and, subject to clause G.4.3, at the request of or with the consent of the Member concerned and the Trustee shall not be obliged to obtain the consent of any other beneficiary concerned. The terms and conditions of the policy and the benefits payable under the policy shall be such as would not prejudice Approval.

G.4.3	Where the Member ceases to be in Service on or after 6 April 1988 the purchase or transfer may be made without the request or consent of the Member if the following conditions set out in the Preservation Regulations (or such corresponding conditions as may from time to time be in force) are satisfied:

(a)	the Qualifying Policy is in substitution for short service benefit (as defined in the 1993 Act);

(b)	the Member has completed at least two years’ Qualifying Service but not five years’ Qualifying Service or the Trustee considers that, in the circumstances, it is reasonable for the Plan to make the purchase or transfer without the Member’s consent;

(c)	the purchase or transfer is made more than 12 months after the Member’s Service has terminated;

(d)	at least 30 days before the purchase or transfer is made the Trustee has sent by post to the Member at his or her last known address or delivered personally to him or her a written notice that it is its intention to make the purchase or transfer unless, before the expiry of the notice or, if later, the first anniversary of the date of termination of the Member’s Service, the Member has made an application (which he or she has not subsequently withdrawn) to the Trustee in exercise of the option conferred by s95(2) 1993 Act;

(e)	when the Trustee enters an agreement with an Insurance Company to effect the purchase or transfer the Member has not made an application to the Trustee in exercise of the option conferred by s95(2) 1993 Act or, if he or she has made such an application, he or she has subsequently withdrawn it; and

(f)	the Qualifying Policy appropriately secures the benefits concerned for the purposes of r9 Preservation Regulations.

G.4.4	A Qualifying Policy shall, where it is in substitution for short service benefit (as defined in the 1993 Act), not be purchased or transferred as aforesaid unless the Trustee is reasonably satisfied that the payment to be made to the Insurance Company is at least equal to the value at the date on which the Insurance Company assumes an obligation to pay benefits under the Qualifying Policy of the benefits which have accrued to or in respect of the Member under the Plan, including for this purpose any benefits which the Trustee anticipates would have accrued to the Member if the Member had been granted a deferred pension under the Rules.

G.4.5	The power of the Trustee to purchase or transfer a Qualifying Policy under this clause G.4 does not (unless it is made pursuant to clause G.4.3) apply to a Member who may exercise the option conferred by s95(2) 1993 Act except to the extent that the payment to be made to the Insurance Company pursuant to this clause G.4 exceeds the cash equivalent to which the Member has acquired a right under Chapter IV Part IV 1993 Act. The Trustee may treat any consent or request of the Member in connection with the transfer of such cash equivalent as relating also to the transfer of any such excess under this clause G.4.

G.4.6	Where a Qualifying Policy has been purchased or transferred in accordance with this clause G.4 the Trustee shall be discharged from any obligation to provide benefits to which the Qualifying Policy relates.

G.5	SUPPLEMENTARY PROVISIONS

The provisions of Schedule 4 shall also apply in relation to benefits accrued pursuant to the Contracted-out Requirements.

H.	REORGANISATIONS OF THE PLAN

H.1	REORGANISATION OF SECTIONS

With the consent of the Trustee and (in the case of an Original Section) the Lead Company or Companies of the Section or Sections involved, the Principal Company may make arrangements for the amalgamation of two or more Sections or the division of an existing Section into two or more Sections. The arrangements shall be made by a deed effected under the provisions of clause A.4 and shall (where relevant) ensure that the provisions of Schedule 3 (1988 Transitional Arrangements) and Schedule 3B (Transitional Arrangements for former members of the Extel Pension Fund) shall continue to apply to the Members concerned in the same manner as before the reorganisation.

H.2	TRANSFERS BETWEEN SECTIONS

Where with the consent of the Principal Company a Member’s Employer wishes him or her to become a Member of another Section then to the extent that the Rules of the appropriate Sections do not already make provision for such a transfer of membership, and subject to the provisions of Schedules 3 (1988 Transitional Arrangements) and 3B (Transitional Arrangements for former members of the Extel Pension Fund) to the Trust Deed, the Employer and the Principal Company shall, having taken the advice of the Actuary, make such arrangements as they think fit.

H.3	NEW PRINCIPAL COMPANY

If as a result of or in connection with any reconstruction or amalgamation an Employer undertakes with the Trustee by deed to exercise the powers and assume the responsibilities assigned to the Principal Company under the Trust Deed and the Rules then provided such substitution shall not prejudice Approval the Employer shall become the Principal Company for the purposes of the Plan with effect from such date as is specified in the deed.

H.4	REORGANISATIONS WITHIN THE PEARSON GROUP

H.4.1	If at any time the Principal Company so requests, the Trustee shall consider whether it would be in the best interests of the Members of all the Sections and of the Beneficiaries of the Plan that they should have their rights under the Plan in respect of Service both prior and subsequent to the proposed date of transfer transferred to one or more Retirement Benefits Schemes or Personal Pension Schemes proposed by the Principal Company.

H.4.2	If the Trustee considers that such a transfer is in the best interests of the Members and Beneficiaries it may agree the terms and conditions of such a transfer with the Principal Company, the Lead Companies of the Original Sections and with such other persons as may be involved, including the person or persons to whom the transfer is to be made.

H.4.3	If an agreement is reached under clause H.4.2 and subject to any requirements imposed by law, by the Commissioners of Inland Revenue, the Contributions Agency or the Occupational Pensions Regulatory Authority, the Trustee shall take such steps as it thinks necessary or appropriate to transfer the Fund, subject to and upon the terms of the agreement, to the Retirement Benefits Scheme or Schemes and/or the Personal Pension Scheme or Schemes in such shares as it shall decide if more than one and thereafter the Members and Beneficiaries shall not be entitled to any benefits under the Plan. The Trustee may make such transfer without the consent of the Members and Beneficiaries concerned where this is consistent with the Preservation Regulations. The Trustee shall not be in any way responsible for or required to enquire into the use and application of any assets so transferred.

H.4.4	If in any event other than those specified in the preceding provisions of this clause H.4 the Trustee makes a transfer of assets to another Retirement Benefits Scheme which relates in respect of employment after the date of the transfer to employment with any Group Company the Trustee may transfer an amount larger or assets having a value greater than that specified for transfer pursuant to the other provisions of the Trust Deed and Rules if, after taking the advice of the Actuary, it thinks fit.

H.5	SALE OR DEMERGER

H.5.1	In the event of the sale of an Employer or of a business of an Employer or of a Demerger the Trustee may, subject to the provisions of Schedules 3 (1988 Transitional Arrangements) and 3B (Transitional Arrangements for former members of the Extel Pension Fund), make a transfer of assets in respect of any Member or other Beneficiary who may be affected by the sale or Demerger to another Retirement Benefits Scheme or a Personal Pension Scheme (the “Receiving Plan”) which relates to the employment after the date of the transfer of persons employed by the Employer or in the business or the part of the business sold or demerged. The Receiving Plan must have approval of the Commissioners of Inland Revenue as an exempt approved scheme under the 1988 Act or be a plan to which a transfer can be made without prejudicing Approval.

H.5.2	If a transfer is made to a Receiving Plan it shall be made on terms that include the following:

(a)	the assets transferred shall be subject in all respects to the trusts of the Receiving Plan;

(b)	the transfer shall comply with the requirements (if any) of the 1993 Act and regulations thereunder;

(c)	the Trustee shall certify the matters referred to in paragraphs (a) to (d) of clause G.3.5;

(d)	the rights and benefits granted in the Receiving Plan shall be in substitution for all entitlements under the Plan of the persons in respect of whom the transfer is made other than entitlements to benefits accrued pursuant to the Contracted-out Requirements if, in accordance with (b) above, the liability for these cannot be transferred; and

(e)	the Trustee shall not be in any way responsible for or required to enquire into the use and application of any assets so transferred.

H.5.3	The value of the assets to be transferred shall, subject to the provisions of Schedules 3 (1988 Transitional Arrangements) and 3B (Transitional Arrangements for former members of the Extel Pension Fund), be equal to

(i)	(a	)

in the case of a sale, unless (ii) below applies, whichever is the less of (A) the value of the benefits and contingent benefits in respect of the persons to whom the transfer relates (calculated in accordance with Schedule 3, or 3B, where applicable) but making allowance for projected increases in the rate of Pensionable Salary to assumed dates of retirement, death or leaving Service of the Members in Pensionable Service in relation to whom the transfer is being made where appropriate and (B) the Upper Limit (as defined at the end of this clause). The value of the benefits shall be determined by the Trustee on the advice of the Actuary and shall be subject to the consent of the Principal Company;

	(b	)	in any case under (i)(a) above, the Principal Company may at its discretion direct the Trustee that if the Trustee decides to pay a transfer value it should be of such larger amount as the Principal Company may specify subject to the Upper Limit not being exceeded;

(ii)	in the case of a Demerger, the value specified by the Principal Company to the Trustee, which shall not be less than the value calculated in accordance with (i)(a) above (and as including the value of all increases in accordance with Schedules 3 and 3B which would be applicable if the Trustee decided to implement such increases, whether or not they are in fact implemented under those Schedules) nor shall it be so great as to exceed the Upper Limit.

For the purposes of this clause, the “Upper Limit” means such amount as the Trustee (acting on the Actuary’s advice) considers to represent the proper proportionate part of the Fund attributable to the Members and other Beneficiaries concerned or such lesser amount as the Trustee considers to be the maximum amount which would not detrimentally affect the interests of the remaining Members and Beneficiaries.

H.5.4	If or insofar as the Trustee does not make a transfer of assets in accordance with the foregoing provisions of this clause it shall (where the relevant Employees of that Employer or business are no longer actively participating in the Plan) agree with the Principal Company whether to treat the Members and other Beneficiaries (or those in respect of whom a transfer of assets has not been made) as part of the general body of Beneficiaries under the Plan or whether to deal with their benefits under clause H.7.

H.6	CLOSURE TO NEW MEMBERS

The Principal Company may close membership of any Section of the Plan to new entrants and may direct that the Section be reopened in either case by giving written notice to the Trustee.

H.7	CESSATION OF PARTICIPATION

If:

(a)	an Employer other than the Principal Company:

(i)	gives notice in writing to the Trustee that it is terminating its liability to make contributions to the Plan in respect of all or any of its Employees other than in circumstances envisaged by clause H.5 and where that clause does subsequently apply; or

(ii)	fails to observe and perform all or any of its obligations under the Trust Deed or the Rules and the Trustee gives notice in writing to that Employer that its participation in the Plan shall cease; or

(iii)	goes into liquidation or is dissolved or ceases to carry on business (other than pursuant to a reorganisation and/or in circumstances where another company assumes its responsibilities under the Plan); or

(iv)	ceases to be associated with the Principal Company to an extent that its continued participation in the Plan would prejudice Approval other than in circumstances envisaged by clause H.5; or

(b)	in circumstances other than those provided for in clauses H.4 and H.5, the Trustee in all the circumstances decides that a partial termination of the Plan pursuant to this clause H.7 is in the best interests of the Members and Beneficiaries in the Section or part of the Section concerned, then, if (a)(iv) applies the Trustee may permit the continued participation of the Employer in the Plan for such period consistent with Approval as it shall determine and, subject to this, the Trustee shall, in accordance with clause I.1.2, apply at such time as it shall determine after the event specified, that part of the Fund which, after consulting the Actuary, it considers in all the circumstances to be appropriate in respect of the Members and Beneficiaries who are affected by the event specified who do not thereupon become Employees of another Employer.

I.	TERMINATION OF PLAN

I.1	EVENTS LEADING TO TERMINATION OF THE PLAN

I.1.1	If:

(a)	the Trustee in all the circumstances decides that the termination of the Plan is in the best interests of all the Members and Beneficiaries;

(b)	the Principal Company gives to the Trustee notice in writing of one month, or of such lesser period as may be agreed by the Principal Company and by the Trustee, that it wishes the Plan to terminate;

(c)	all the Employers who participate in the Plan (including the Principal Company only if it has employees who are Members of a Section who are either

(i)	in Pensionable Service or

(ii)	contributing to a Section where the main retirement benefits are provided on a money purchase basis and who in either case are not, in the opinion of the Trustee, Members of the Plan or being retained as Members of the Plan only for the purpose of frustrating this provision) give notice in writing to the Trustee that each is terminating its liability to make contributions to the Plan in respect of all its Employees;

(d)	the Principal Company shall at any time fail to observe and perform any or all of its obligations under the Trust Deed or the Rules and the Trustee thereupon resolves to determine the Plan;

(e)	the Principal Company goes into liquidation, is dissolved or ceases to carry on business (other than pursuant to a reorganisation and/or in circumstances where another company assumes its responsibilities under the Plan); or

(f)	the perpetuity period applicable to the Plan expires,

then the Plan shall be terminated and the Trustee shall hold the Fund on trust to apply it in accordance with the provisions of clause I.1.2 unless the Trustee has entered into an agreement or agreements as referred to in clause H.3 and the circumstances described in (f) above do not apply.

In this clause the perpetuity period applicable to dispositions made hereunder for the purpose of the Perpetuities and Accumulations Act 1964 shall be a period of eighty years from 29 December 1972, save that if for any reason the trusts of the Plan are not or cease to be subject to the rule against perpetuities, the limitation on the duration of the Plan imposed by (f) above shall no longer apply until such time (if any) at which the Plan may again become subject to the same rule.

I.1.2	If the Plan is terminated the Trustee shall at its discretion determine whether to apply the Fund:

(a)	in accordance with clause I.2 (Closed plan) unless the Plan terminated as a result of the occurrence of the event specified in clause I.1.1.(f), in which case it may not do so; or

(b)	in accordance with clause I.3 (Transfer to another arrangement); or

(c)	in accordance with clause I.4 (Winding-up),

or in such combination of these methods as the Trustee decides.

I.2	CLOSED PLAN

The Trustee may administer the Plan as a closed plan until such date as it may fix for the determination of the Plan (or the date of expiry of the perpetuity period specified in clause I.1.1 above) or until the Fund is exhausted (whichever shall first occur). If the Trustee does continue the Plan as a closed plan all the powers, duties and discretions (including the power of amendment under clause A.4) previously vested in the Principal Company and the Employers shall, subject to the remaining provisions of this clause, become vested in the Trustee. No power, duty or discretion vested in the Trustee by virtue of this clause shall be exercised in such a way as to affect prejudicially (whether directly or indirectly) the interests of the Principal Company or any company which is or has been an Employer without the prior written consent of such person.

I.3	TRANSFER TO ANOTHER ARRANGEMENT

The Trustee may transfer, on the terms set out in clause H.5.2 and on such other terms as it determines, all or such part or parts of the Fund as it shall at its absolute discretion think fit, to the trustee or administrators of one or more Retirement Benefits Schemes and/or Personal Pension Schemes or may purchase (in accordance with clause G.4) a Qualifying Policy in respect of any Member of any Section.

I.4	WINDING-UP

I.4.1	If the Trustee decides, under clause I.1.2, to apply the Fund in accordance with this clause I.4, the Trustee shall apply

(a)	the whole of the Segregated Assets

(b)	the whole of any assets attributable to transfers in to the Fund received on or after 1 April 1995 in respect of which benefits have been granted on a money purchase basis (“Transfer Assets”) and

(c)	that part of the Fund which represents the interest of Members in respect of their own and their Employers’ contributions paid on or after 1 January 2003 under The Money Purchase 2003 Section to provide in respect of each Member

(i)	who is paying or has paid Additional Voluntary Contributions under clause F.1 or

(ii)	in respect of whom Transfer Assets are held or

(iii)	with an interest under The Money Purchase 2003 Section in respect of contributions paid on or after 1 January 2003 such benefits (in the case of each member and Beneficiary of appropriate amount so as to be equal in amount (on the advice of the Actuary) to the relevant Member’s or Beneficiary’s interest under the Plan) as the Trustee may agree with the Member or Beneficiary (or, where this is not in the option of the Trustee practicable) as the Trustee shall determine and after paying or providing for any unpaid lump sum death benefits in respect of deaths which occurred before the date of commencement of the winding-up, any costs, charges or expenses incurred or to be incurred by the Trustee, the Fund (other than the Segregated Assets and the Transfer Assets) or the relevant part thereof as appropriate shall be applied by the Trustee in accordance with clause I.4.2 and subject to s73 1995 Act:

I.4.1	(a)	FIRST

(i)	In providing benefits then payable out of the Fund to any persons; and

(ii)

in providing benefits in respect of persons who are entitled to benefits payment of which has been deferred under the provisions of the Rules relating to late retirement but so that the amount of any such benefits to which such persons are entitled shall be the amount to which they would have been entitled under the provisions of the Rules if the benefits had become payable on the date of commencement of winding-up and such benefits shall be payable immediately; and

(iii)	in providing benefits contingently payable out of the Fund on the death of any person currently receiving a pension from the Fund or who has attained Normal Retirement Date on the date of commencement of winding-up;

I.4.1	(b)	SECONDLY (as to any balance remaining)

In providing benefits (vested or contingent and including any Equivalent Pension Benefits) which accrued under the Plan prior to 6 April 1978 for persons prospectively or contingently entitled to benefits out of the Fund and not already provided for, but so that Members in Pensionable Service at the date of commencement of winding-up of the Plan shall be entitled to benefits which accrued in respect of them prior to 6 April 1978 as if their Pensionable Service terminated on the date of commencement of the winding-up of the Plan, and that Members no longer in Pensionable Service who have been granted deferred pensions payment of which has not yet commenced are to be treated no less favourably than Members who have remained in Pensionable Service;

I.4.1	(c	)	THIRDLY (as to any balance remaining)

(i)	In providing any benefits payable pursuant to the Contracted-out Requirements and accrued rights pursuant to the Contracted-out Requirements not already provided under any of the foregoing provisions; and

(ii)	in providing any state scheme premiums which fall to be paid by the Trustee;

I.4.1	(d	)	FOURTHLY (as to any balance remaining)

In relation to each Member of The Pearson Group Money Purchase Section and (in respect of any balance of their benefit) to each Member of The Money Purchase 2003 Section, after determining on the advice of the Actuary the Member’s interest in the Plan by reference to the Member’s investment accounts under such investment options as have been made available, in providing out of such part of the Fund for and in respect of the Member such benefits as the Trustee may agree with that Member (or, where this is not practicable, as the Trustee shall determine);

I.4.1	(e	)	FIFTHLY (as to any balance remaining)

In providing benefits (vested or contingent) for persons prospectively or contingently entitled to benefits out of the Fund which have not already been provided but so that Members in Pensionable Service or Active Membership at the date of commencement of winding-up of the Plan shall be entitled to benefits as if their Pensionable Service or Active Membership terminated on the date of commencement of winding-up of the Plan, and that Members no longer in Pensionable Service or Active Membership who have been granted deferred pensions payment of which has not yet commenced are to be treated no less favourably than Members who have remained in Pensionable Service or Active Membership;

I.4.1	(f	)	SIXTHLY (as to any balance remaining)

(i)	There is no longer any priority by reference to the 1988 Surplus since the Trustee having taken the advice of the Actuary resolved, at its meeting on 9 November 1994, that there was no remaining balance of the 1988 Surplus. (This was a decision taken conditionally on the Actuary’s advice being borne out by the result of an informal actuarial valuation as at 1 February 1995. The result of that valuation did subsequently support the Actuary’s advice.)

(ii)	If there is still some balance of the Fund remaining, it shall be divided between the Sections of the Plan in the same proportions as the liabilities of the Sections bear to the total liabilities of the Plan (as determined by the Trustee on the advice of the Actuary) unless the Trustee determines that some other method of division would, in all the circumstances, be more equitable in which case that method of division shall be used.

(iii)	The amount allocated to each Section in accordance with (ii) shall be applied in providing such additional benefits (whether immediate or deferred as appropriate) for the benefit of all or any Members, surviving spouses or dependants of persons who are or have been members of the Section as the Trustee (having sought the advice of the relevant Pensions Committee or Committees) shall in its absolute discretion think fit so as to exhaust the balance of the Fund but subject to Inland Revenue Limits;

I.4.1	(g	)	LASTLY

Subject to s76 1995 Act in paying any balance remaining to the Employers in such shares as the Trustee shall determine PROVIDED that no refund will be paid to the Employers unless and until the benefits of any Member who was in Pensionable Service in a Certificated Section immediately before wind-up commenced, have been increased to those that could in the opinion of the Actuary be provided by a past service reserve.

For this purpose, a “Certificated Section” is a Section:

(a)	in respect of which the Government Actuary’s Department has issued a certificate of broad comparability; and

(b)	upon which a condition on refunds to the employers on wind-up has been imposed by the Government Actuary’s Department in the terms set out above and this condition has not been withdrawn or has not lapsed.

Every such benefit or the provision to be made for the benefit shall be of such amount as the Trustee shall decide having regard to such matters as it shall think fit including the rights and prospective rights of the person to or in respect of whom the benefit is payable.

I.4.2	The benefits to be provided under clause I.4.1 above shall be secured in one or any combination of the following ways:

(a)	by the purchase of non-assignable annuity or assurance contracts or policies from any Insurance Company (such annuity or assurance contracts or policies to include such options as may be agreed with the Insurance Company which are not inconsistent with the Plan having been recognised as an exempt approved scheme and which are not inconsistent with the preservation requirements contained in s132 and Chapter I of Part IV 1993 Act);

(b)	by paying the benefits (other than pensions where clause I.1.1 applies) out of the Fund, PROVIDED that no payment shall be made out of the Fund which would prejudice Approval;

(c)	by transferring, on the terms set out in clause H.5.2 and on such other terms as it determines, the Fund, or the relevant part thereof as appropriate, to the trustee or administrators of one or more Retirement Benefit Schemes and/or Personal Pension Schemes.

J.	CONTRACTING-OUT, REVENUE LIMITS, EQUIVALENT PENSION BENEFITS, PENSION SPLITTING ON DIVORCE

J.1	CONTRACTED-OUT PROVISIONS

The provisions of Schedule 4 shall apply.

J.2	INLAND REVENUE LIMITS

The provisions of Schedule 6 shall apply.

J.3	EQUIVALENT PENSION BENEFITS

J.3.1	In this clause J.3 the expressions “equivalent pension benefits” and “non-participating employment” have the same meanings as in the 1965 Act.

J.3.2	Subject to the provisions of clause F.4 (Assignment of Benefits) and the provisions of the Trust Deed relating to matters dealt with in Part III 1993 Act but in all other respects notwithstanding anything to the contrary in the Trust Deed the provisions of this clause J.3 shall apply.

J.3.3	A Member shall be absolutely and indefeasibly entitled under the Plan to equivalent pension benefits if the Member has been in non-participating employment in relation to any other retirement benefits scheme from which the liability for the payment to the Member of equivalent pension benefits has been transferred to the Plan. Such equivalent pension benefits and any other pension benefits to which he is entitled under the Plan apart from benefits accrued pursuant to the Contracted-out Requirements shall be mutually inclusive.

J.3.4	A Member’s equivalent pension benefits shall not be capable of surrender and any options in respect of a Member’s pension shall be restricted in order to ensure that this requirement is satisfied.

J.3.5	If a Member who is prospectively entitled to equivalent pension benefits under the Plan becomes entitled to a refund of the whole or part of any contributions paid by him during any period of non-participating employment, the Trustee shall be entitled to deduct from such refund such sum as it shall consider appropriate within the limits permissible in terms of the 1965 Act.

J.4	PENSION SPLITTING ON DIVORCE

The provisions of Schedule 7 shall apply.

EXECUTED AND DELIVERED AS A DEED the day and year first above written.

SCHEDULE 1

DEEDS OF THE PLAN

	Document	Date
1.	Seventh consolidated trust deed	20 December 2002

2.	Deed of Alteration in respect of early retirement factors for the Pearson Group Final Pay Section	3 October 2003

3.	Deed of Amendment in respect of transfer of assets to Pearson Pension Property Fund.	18 May 2005

SCHEDULE 2

VOID

SCHEDULE 3

1988 TRANSITIONAL ARRANGEMENTS

1.	CONTINGENT BENEFIT INCREASES

1.1	In the event of a Relevant Sale (as defined in paragraph 5) each Member of the Plan whose Employer is in the Business Group concerned and who satisfies the conditions set out in sub-paragraph 1.2 will have his or her entitlement to benefits from the Plan adjusted in the manner set out in sub-paragraph 1.3.

1.2	The conditions referred to in sub-paragraph 1.1 are that:

(a)	the Member is on the date of completion of the Relevant Sale in Pensionable Service by reference to the Plan (but is not and never has been an Active Member in MP Membership under the Pearson Group Sections); and

(b)	the Member was in Pensionable Service (by reference to any Section) on 1 August 1988; and

(c)	the Member was in Service with an Employer which was a Group Company immediately before the Relevant Sale; and

(d)	the Member was in Service with an Employer which was a Group Company on 1 August 1988; and

(e)	the Member was on 31 July 1988 in Pensionable Service under one of the Old Plans and on 1 August 1988 became entitled to benefits under the Plan in respect of that Pensionable Service; and

(f)	the Member will as a result of the Relevant Sale cease to be in Pensionable Service by reference to the Plan; and

(g)	the Member’s Pensionable Service on 1 August 1988 is part of the same (or is deemed for other purposes of the Plan to be part of the same) period of Pensionable Service as his or her Pensionable Service on the date of completion of the Relevant Sale.

1.3	On completion of the Relevant Sale the part (if any) of the benefits provided for the Member from the Plan which represents the Member’s accrued entitlement to benefit in respect of Pensionable Service in the Old Plan before 1 August 1988 shall be increased in the manner and to the extent (if any) specified in the Rules for the Section of which the Member was a Member on 1 August 1988 and the increased entitlement to benefits will for all purposes of the Plan (including the provisions relating to transfers) become the Member’s accrued entitlement to benefit under the Plan in respect of the Member’s Pensionable Service under the Old Plan.

2.	PRESERVATION OF CONTINGENT BENEFIT INCREASES

In the event of a transfer, sale or Demerger of a Business Group which does not give rise to any adjustment under paragraph 1 the Trustee may only make a transfer of assets to another Retirement Benefits Scheme if it has first arranged for the Retirement Benefits Scheme to provide that the Members specified in sub-paragraph 1.2 shall have their benefits adjusted in accordance with sub-paragraph 1.3 if (in the case of a transfer or sale which is not a Demerger) as a result of a later change in the ownership of the Business Group the Members cease to be in the Service of a Group Company or (in the case of a Demerger) in such circumstances as the Trustee shall specify at the time the asset transfer is made.

3.	FRUSTRATION

If at any time the Trustee determines that a transaction has taken place an effect of which is that the provisions of paragraph 1 will or could be frustrated or that a reorganisation of one or more Business Groups has taken place primarily in order to frustrate the provisions of paragraph 1, the Trustee may determine that any Member who may be prejudiced as a result shall immediately have his or her benefits adjusted in accordance with sub-paragraph 1.3, in which event the Member will not qualify for any further adjustment on or following any subsequent happening of the transfer, sale or Demerger referred to in sub-paragraph 1.1 and paragraph 2.

4.	INLAND REVENUE LIMITS

Any increase to a Member’s benefits made pursuant to this Schedule shall be reduced to the extent, if any, necessary to ensure the Member’s benefits do not exceed Inland Revenue Limits.

5.	RELEVANT SALE

For the purposes of this Schedule “Relevant Sale” means the sale of a Business Group to a person or persons other than a Group Company, that sale being either:

(i)	a sale of the shareholding (whether the whole or part and whether or not a controlling interest passes) in all the Employers currently employing the employees engaged in that Business Group; or

(ii)	a sale of the business or businesses of all the Employers currently employing the employees engaged in that Business Group (whether or not the assets are also sold); or

(iii)	a combination of (i) and (ii);

and it being for the Trustee to decide if there is a Relevant Sale.

6.	DEMERGER

Notwithstanding the foregoing, if the Trustee determines that there is a Demerger of all the Employers (or, in any one or more cases, of the holding company of the Employer) currently employing the employees engaged in any Business Group (“the Relevant Employers”), the Trustee shall, irrespective of whether or not the Demerger involves the sale of shares or assets of the Relevant Employers, apply the provisions of this paragraph 6. If the Trustee proposes to make a transfer of assets in respect of any Member or other Beneficiary affected by the Demerger to a Receiving Plan under clause H.5.1, the Trustee shall have full discretion to make those determinations which it considers most appropriate in all the circumstances PROVIDED that it shall whenever possible proceed in accordance with the following principles:

(a)	The Trustee shall consider the value of the proposed transfer specified by the Principal Company under clause H.5.3.

(b)	If the value proposed is the minimum calculated under clause H.5.3(ii), the Trustee shall, on the Demerger taking effect, implement those increases under paragraph 1 which would apply if there were a Relevant Sale of the Relevant Employers (the “Contingent Increases”).

(c)	If the value proposed exceeds that in (b) the Trustee shall not implement the Contingent Increases unless it considers the amount of such excess to be trivial.

(d)	Where Contingent Increases are granted, the Trustee may attach such conditions (if any) to the transfer as it thinks appropriate.

(e)	Where Contingent Increases are not granted, the Trustee shall comply with paragraph 2 and may attach such other conditions (if any) to the transfer as it thinks appropriate.

SCHEDULE 3A

VOID

SCHEDULE 3B

TRANSITIONAL ARRANGEMENTS FOR FORMER MEMBERS OF

THE EXTEL PENSION FUND

1.	CONTINGENT BENEFIT INCREASES

1.1	In the event of a Relevant Sale (as defined in paragraph 5) each Member of the Plan whose Employer is in the Business Group concerned and who satisfies the conditions set out in sub-paragraph 1.2 will have his or her entitlement to benefits from the Plan adjusted in the manner set out in sub-paragraph 1.3.

1.2	The conditions referred to in sub-paragraph 1.1 are that:

(a)	the Member is on the date of completion of the Relevant Sale in Pensionable Service by reference to the Plan (but is not and never has been an Active Member in MP Membership under the Pearson Group Sections); and

(b)	the Member was in Pensionable Service (by reference to the Extel Section) on 1 February 1995; and

(c)	the Member was in Service with an Employer which was a Group Company immediately before the Relevant Sale; and

(d)	the Member was in Service with an Employer which was a Group Company on 1 February 1995; and

(e)	the Member was on 31 January 1995 in Pensionable Service under the Extel Pension Fund and with effect from 1 February 1995 became entitled to benefits under the Plan in respect of that Pensionable Service; and

(f)	the Member will as a result of the Relevant Sale cease to be in Pensionable Service by reference to the Plan; and

(g)	the Member’s Pensionable Service on 1 February 1995 is part of the same (or is deemed for other purposes of the Plan to be part of the same) period of Pensionable Service as his or her Pensionable Service on the date of completion of the Relevant Sale.

1.3	On completion of the Relevant Sale the part (if any) of the benefits provided for the Member from the Plan which represents the Member’s accrued entitlement to benefit in respect of Pensionable Service in the Extel Pension Fund before 1 February 1995 shall be increased in the manner and to the extent specified in Rule B3 of the Rules for The Extel Section and the increased entitlement to benefits will for all purposes of the Plan (including the provisions relating to transfers) become the Member’s accrued entitlement to benefit under the Plan in respect of the Member’s Pensionable Service under the Old Plan.

2.	PRESERVATION OF CONTINGENT BENEFIT INCREASES

In the event of a transfer, sale or Demerger of a Business Group which does not give rise to any adjustment under paragraph 1 the Trustee may only make a transfer of assets to another Retirement Benefits Scheme if it has first arranged for the Retirement Benefits Scheme to provide that the Members specified in sub-paragraph 1.2 shall have their benefits adjusted in accordance with sub-paragraph 1.3 if (in the case of a transfer or sale which is not a Demerger) as a result of a later change in the ownership of the Business Group the Members cease to be in the Service of a Group Company or (in the case of a Demerger) in such circumstances as the Trustee shall specify at the time the asset transfer is made.

3.	FRUSTRATION

If at any time the Trustee determines that a transaction has taken place an effect of which is that the provisions of paragraph 1 will or could be frustrated or that a reorganisation of one or more Business Groups has taken place principally in order to frustrate the provisions of paragraph 1, the Trustee may determine that any Member who may be prejudiced as a result shall immediately have his or her benefits adjusted in accordance with sub-paragraph 1.3, in which event the Member will not qualify for any further adjustment on or following any subsequent happening of the transfer, sale or Demerger referred to in sub-paragraph 1.1 and paragraph 2.

4.	INLAND REVENUE LIMITS

Any increase to a Member’s benefits made pursuant to this Schedule shall be reduced to the extent, if any, necessary to ensure the Member’s benefits do not exceed Inland Revenue Limits.

5.	RELEVANT SALE

For the purposes of this Schedule “Relevant Sale” means the sale of a Business Group to a person or persons other than a Group Company, that sale being either:

(i)	a sale of the shareholding (whether the whole or part and whether or not a controlling interest passes) in all the Employers currently employing the employees engaged in that Business Group; or

(ii)	a sale of the business or businesses of all the Employers currently employing the employees engaged in that Business Group (whether or not the assets are also sold); or

(iii)	a combination of (i) and (ii);

and it being for the Trustee to decide if there is a Relevant Sale.

6.	DEMERGER

Notwithstanding the foregoing, if the Trustee determines that there is a Demerger of all the Employers (or, in any one or more cases, of the holding company of the Employer) currently employing the employees engaged in any Business Group (“the Relevant Employers”), the Trustee shall, irrespective of whether or not the Demerger involves the sale of shares or assets of the Relevant Employers, apply the provisions of this paragraph 6. If the Trustee proposes to make a transfer of assets in respect of any Member or other Beneficiary affected by the Demerger to a Receiving Plan under clause H.5.1, the Trustee shall have full discretion to make those determinations which it considers most appropriate in all the circumstances PROVIDED that it shall whenever possible proceed in accordance with the following principles:

(a)	The Trustee shall consider the value of the proposed transfer specified by the Principal Company under clause H.5.3.

(b)	If the value proposed is the minimum calculated under clause H.5.3(ii), the Trustee shall, on the Demerger taking effect, implement those increases under paragraph 1 which would apply if there were a Relevant Sale of the Relevant Employers (the “Contingent Increases”).

(c)	If the value proposed exceeds that in (b) the Trustee shall not implement the Contingent Increases unless it considers the amount of such excess to be trivial.

(d)	Where Contingent Increases are granted, the Trustee may attach such conditions (if any) to the transfer as it thinks appropriate.

(e)	Where Contingent Increases are not granted, the Trustee shall comply with paragraph 2 and may attach such other conditions (if any) to the transfer as it thinks appropriate.

SCHEDULE 4

OVERRIDING APPENDIX - CONTRACTING OUT RULES

PART I - APPLICATION OF SCHEDULE 4

1.	The Plan is intended to be an occupational pension scheme which is contracted-out by virtue of satisfying section 9(2) of the Pension Schemes Act 1993 and shall be administered so as to comply with all applicable requirements to enable it to be so contracted-out for all periods in respect of which there is in force a contracting-out certificate issued in accordance with Chapter I of Part III of the Pension Schemes Act 1993 applying to employments contracted-out by reference to the Plan.

2.	The provisions of this Schedule 4 override any of the other provisions of the Plan with which they are inconsistent.

3.	Part II of this Schedule 4 applies in relation to periods of contracted-out employment by reference to the Plan (as in section 8(l)(a)(i) and 8(l)(b) of the Pension Schemes Act 1993) prior to 6 April 1997 and Part III of this Schedule 4 applies in relation to periods of contracted-out employment by reference to the Plan (as aforesaid) after 5 April 1997.

4.	The provisions of the Plan shall not be altered in a manner which is prohibited by section 37(l) of the Pension Schemes Act 1993 if and to the extent that section is in force and applies to the Plan at the relevant time.

PART II - PRE-APRIL 1997 CONTRACTED-OUT RIGHTS

1.	DEFINITIONS

In this Schedule 4 the following words have the following meanings:

the “Act”

means the Pension Schemes Act 1993.

“Contracted-out Employment”

means a Member’s contracted-out employment by reference to the Plan (as in section 8(1)(a)(i) and 8(1)(b) of the Act).

“Fixed Rate Revaluation”

means the method of revaluing a GMP before State Pensionable Age described in Rule 5.1 (B) below.

“GMP”

means the guaranteed minimum pension of a Member, Widow or Widower as defined in the Act.

“Member”

means a member of the Plan (including a person who is not in the pensionable service of any employer participating in the Plan but to whom or in respect of whom, benefits are still immediately or prospectively payable under the Plan in respect of previous membership of the Plan or another scheme).

“Normal Retiring Date”

means the day on which a Member attains normal pension age (within the meaning of the Act) under the Plan.

“Plan”

means this occupational pension scheme.

“Protected Rights”

has the same meaning as in section 10 of the Act.

“Qualifying Service”

has the same meaning as in section 71(7) of the Act.

“Rule”

(followed by a number) means the Rule (with that number) in this Part of this Schedule and “these Rules” means the Rules in this Part of this Schedule.

“Section 53 money purchase scheme”

means a scheme which was a contracted-out scheme, providing protected rights and satisfying section 9(3) of the Act, and to which section 53 of the Act applies.

“Section 53 salary related scheme”

means a scheme which was a contracted-out scheme, providing guaranteed minimum pensions and satisfying section 9(2)(a) of the Act, and to which section 53 of the Act applies.

“Section 148 Revaluation”

means the method of revaluing a GMP before State Pensionable Age described in Rule 5.1 (A) below.

“Short Service Benefit”

means the benefit to which an early leaver who satisfies the qualifying conditions must be entitled under the preservation requirements.

“State Pensionable Age”

means a man’s 65th birthday and a woman’s 60th birthday.

“Trustees”

means the trustees or administrators of the Plan.

“Widow” and “Widower”

means respectively the widow and the widower of a Member. If a Member has married under a law which allows polygamy and, on the day of the Member’s death, has more than one spouse, the Trustees must decide which, if any, survivor is the Widow or Widower. In reaching that decision, the Trustees must have regard to the practice of the Department of Social Security and any relevant provisions of existing Social Security legislation, in particular section 17(5) of the Act and regulation 2 of the Social Security and Family Allowance (Polygamous Marriages) Regulations 1975 (SI 1975/561).

2.	OVERRIDING EFFECT OF THESE RULES

These Rules will only apply for so long as anyone has a GMP or a prospective right to receive a GMP under the Plan which subjects the Plan (or part of it) to the continuing supervision of the Secretary of State (or would do so if the Plan had ceased to be contracted-out).

These Rules override any inconsistent provisions elsewhere in the Plan except provisions which are necessary for Revenue Approval.

3.	ALTERATIONS TO THESE RULES

Subject to the provisions of section 37 of the Act if and to the extent that section is in force and applies to the Plan at the relevant time the persons or bodies having the power of alteration in relation to the rest of the Plan may at any time in writing make any alteration to these Rules.

4.	ENTITLEMENT TO GMP

4.1	Guaranteed Minimum

This Rule 4 applies to a Member, Widow or Widower where the Member has a guaranteed minimum in relation to the pension provided for the Member under the Plan in accordance with section 14 of the Act.

4.2	Member’s GMP

The Member shall be entitled to a pension for life paid at a rate equivalent to a weekly rate of not less than that guaranteed minimum. The pension will be paid from State Pensionable Age but commencement of the pension may be postponed for any period during which the Member remains in employment after State Pensionable Age:

(1)	if the employment is employment to which the Plan relates and the postponement is not for more than 5 years after State Pensionable Age; or

(2)	if the Member consents to the postponement.

4.3	Widow’s GMP

Where the Member is a man and dies at any time leaving a Widow, she shall be entitled, subject to Rule 4.4 below, to receive a pension from the Plan paid at a rate equivalent to a weekly rate of not less than half that guaranteed minimum.

4.4	Payment of Widow’s GMP

The pension shall be paid for life to any Widow.

4.5	Widower’s GMP

Where the Member is a woman and dies at any time on or after 6 April 1989 leaving a Widower, he shall be entitled, subject to Rule 4.6 below, to receive a pension from the Plan paid at a rate equivalent to a weekly rate of not less than half of that part of the guaranteed minimum which is attributable to earnings for the tax year 1988/1989 and subsequent tax years up to and including the tax year 1996-97.

4.6	Payment of Widower’s GMP

The pension shall be paid for life to any Widower.

4.7	Offsetting pension against GMP

Any pension payable to the Member, Widow or Widower under any other provision of the Plan may be offset against the pension entitlement under this Rule 4 except to the extent that:

(1)	any part of the pension is an equivalent pension benefit within the meaning of the National Insurance Act 1965; or

(2)	any part of the pension is an increase, calculated in accordance with Schedule 3 of the Act and added to the amount that would be payable but for Chapter II of Part IV of the Act or regulations made under it; or

(3)	offsetting would contravene the anti-franking legislation (see Rule 7 below); or

(4)	offsetting would contravene Regulation 55 of the Occupational Pension Schemes (Contracting-out) Regulations 1996.

5.	REVALUATION OF GMP

5.1	Revaluation before State Pensionable Age

The Member’s GMP at State Pensionable Age or at the Member’s earlier death will be calculated by increasing the accrued rights to GMP at the date of cessation of Contracted-out Employment under one of the options (A) or (B) below.

(A)	Section 148 Revaluation

The increase will be by the percentage by which earnings factors for the tax year 1996-97 or the earlier tax year in which Contracted-out Employment ceases are increased by the last order under section 21 of the Social Security Pensions Act 1975 or section 148 of the Social Security Administration Act 1992 to come into force before the tax year in which the Member reaches State Pensionable Age (or dies, if earlier).

(B)	Fixed Rate Revaluation

The increase will be by such rate as regulations made under section 16(3) of the Act specify as being relevant at the date of cessation of Contracted-out Employment, for each relevant tax year (as defined in section 14 of the Act) after the tax year containing that date up to and including the last tax year before the Member reaches State Pensionable Age (or dies, if earlier).

The Trustees and the principal employer participating in the Plan shall decide which of the options (A) and (B) applies to the Plan. They may at any time decide that the other method shall be used, instead of the method currently being used, for all Members ceasing to be in Contracted-out Employment after a specified date.

5.2	Transfers in

Where a transfer payment is received in respect of a Member from another scheme (“the transferring scheme”) which includes accrued rights of the Member to a GMP (or includes protected rights in respect of which the receiving scheme will provide a GMP) the earnings factors used in calculating that GMP will normally be revalued using Section 148 Revaluation. The Trustees may, however, decide, if the provisions of the transferring scheme so allow, to use Fixed Rate Revaluation from the date on which the Member ceased to be in Contracted-out Employment by reference to the transferring scheme until the Member attains State Pensionable Age (or dies, if earlier).

Where the Plan accepts the proceeds of, or the assignment of, an insurance policy which consists of, or includes, accrued rights to GMP, the Trustees may use either Section 148 Revaluation or the method of revaluation that was in use under the policy.

5.3	Transfers out

Where a Member’s accrued rights to GMP are transferred to another contracted-out salary related scheme, the Trustees may agree with the administrator of that scheme that the Member’s GMP shall, instead of being revalued using the method currently being adopted under Rule 5.1 above, be revalued using the other method which would be permitted if that scheme contained a rule in the same terms as Rule 5.2 above.

6.	INCREASE OF GMP

6.1	Increase after State Pensionable Age

If the commencement of any Member’s GMP is postponed for any period after State Pensionable Age, that GMP shall be increased to the extent, if any, specified in section 15 of the Act.

6.2	Increase after State Pensionable Age or Member’s death

Any GMP to which a Member, Widow or Widower is entitled under Rule 4 above shall, insofar as it is attributable to earnings in the tax years from and including 1988/1989, be increased in accordance with the requirements of section 109 of the Act.

7.	ANTI-FRANKING

Except as provided in sections 87-92 and 110 of the Act, no part of a Member’s, Widow’s or Widower’s pension under the Plan may be used to frank an increase in the Member’s, Widow’s or Widower’s GMP under Rule 5 or Rule 6 above.

8.	TRANSFERS INTO THE PLAN

8.1	Acceptance of transfers

The Trustees may accept:

(1)	a transfer payment in respect of the Member’s accrued rights to GMPs under a contracted-out salary related scheme, a Section 53 salary related scheme or a policy of insurance or an annuity contract of the type described in section 19 of the Act;

(2)	a transfer of the liability for the payment of GMPs to, or in respect of, any person who has become entitled to them;

(3)	a transfer of Protected Rights:

(a)	in respect of the Member or a former Member from another plan which is, or was, an appropriate personal pension scheme;

(b)	in respect of the Member or former Member from another plan which is, or was, a scheme contracted-out on a money purchase basis or a Section 53 money purchase scheme.

Transfers may be accepted only as provided in the appropriate regulations.

8.2	Effect of transfers

Where a transfer is accepted under Rule 8.1(1) above, the Member’s accrued rights to GMPs under the Plan will be increased accordingly.

Where a transfer is accepted under Rule 8.1(3) above the Trustees shall comply with Regulation 4 of the Protected Rights (Transfer Payment) Regulations 1996.

9.	TRANSFERS OUT OF THE PLAN

9.1	Conditions for transfer of GMPs

A transfer payment made out of the Plan may include a Member’s accrued rights to GMPs or the liability for the payment of GMPs to, or in respect of, any person who has become entitled to them only if the following conditions are fulfilled. These conditions depend on the type of scheme, policy or contract to which the transfer is being made.

(1)	All schemes and arrangements

The Member must consent to the transfer unless regulations otherwise allow and, in particular, unless:

(a)	it is a connected employer transfer as defined in the Contracting-out (Transfer and Transfer Payment) Regulations 1996. The transfer must be made in accordance with the appropriate regulations (currently SI 1996/1462) which may involve an actuarial certificate;

(b)	it is to allow benefits to be bought out where the Member has less than 5 years Qualifying Service, or to allow the Trustees to buy out the benefits of the Widow or Widower of such a Member.

The transfer will be subject to any requirements of the Inland Revenue.

The receiving scheme, policy or contract must be an appropriate personal pension scheme, a contracted-out occupational pension scheme, an overseas occupational pension scheme, or an insurance policy or annuity contract of the type described in section 19 of the Act.

(2)	Contracted-out salary related schemes and section 19 insurance policies or annuity contracts

The receiving scheme, policy or contract must provide the Member and the Member’s Widow or Widower with GMPs equal to their accrued GMPs under the Plan up to the date of transfer, together with revaluation until the Member reaches State Pensionable Age (or dies, if earlier). In the case of GMPs already in payment, the receiving scheme must provide for the pensions to commence from the date from which liability for payment has been assumed by it, and for the conditions of payment relating to its own GMPs to apply equally to such pensions.

(3)	All occupational pension schemes (except overseas schemes covered by (5))

Unless regulations otherwise allow, the Member must be employed by an employer which is a contributor to the receiving scheme or the Member must previously have been a Member of the receiving scheme.

(4)	Appropriate personal pension schemes and occupational pension schemes which are or were contracted-out by the money purchase test

That part of the transfer payment which relates to the Member’s accrued rights to GMPs must be of an amount at least equal to the cash equivalent of those accrued rights, as calculated and verified in a manner consistent with regulations made under section 97 of the Act, and must be applied by the receiving scheme in providing money purchase benefits for, or in respect of, the Member.

(5)	Overseas occupational pension schemes not covered by (2) or (4) above

The transfer must be in accordance with regulation 6 of SI 1996/1462.

9.2	Effect of such transfers

Where the Member’s accrued rights to GMPs or liability for GMPs already in payment are transferred in accordance with Rule 9.1 above, the Member and the Member’s Widow or Widower will cease to have any entitlement to a GMP under the Plan. If the transfer does not relate to the whole of the Member’s rights to benefits under the Plan, the Member’s remaining benefits under the Plan may be reduced to allow for the fact that the Member’s GMP rights have been transferred.

10.	COMMUTATION OF GMP

10.1	Circumstances in which GMP may be commuted

Where section 21 of the Act permits the Member’s GMP and the Widow’s or Widower’s GMP may be commuted.

11.	WINDING-UP THE PLAN

11.1	Priorities on winding-up

If the Plan winds-up for any reason, the assets must be applied to provide benefits in accordance with the provisions of the Plan applicable on a winding-up, but subject to the provisions of section 73 of the Pensions Act and the Occupational Pension Schemes (Winding-up) Regulations 1996 if and to the extent that section and those regulations are in force and apply to the Plan at the relevant time.

12.	PLAN CEASES TO BE A CONTRACTED-OUT SALARY RELATED PLAN

If the Plan ceases to be a contracted-out salary related scheme, the Trustees must seek the approval of the Secretary of State to any proposed arrangement for securing GMPs.

13.	SUSPENSION OF GMP

Payment of a GMP may be suspended during any period when:

(a)	the person receiving the GMP is unable to act (by reason of mental disorder or otherwise) but the amount of the GMP must either be paid or applied for the maintenance of the recipient or his dependants, or paid to the recipient when that recipient is again able to act, or paid to the recipient’s estate after that recipient’s death;

(b)	the recipient of the GMP is in prison or detained in legal custody but the amount of the GMP must then be paid or applied for the maintenance of such one or more of the recipient’s dependants as the Trustees shall determine;

(c)	the Member is receiving the GMP but is then re-employed in an employment to which the Plan relates. The GMP must then be increased under Rule 5.1 above during the period of suspension.

14.	FORFEITURE OF GMP

14.1	Any instalment of a GMP may be forfeited if it is not paid within six years of the date on which the instalment became due and the Trustees do not know the whereabouts of the recipient.

14.2	The Trustees and the Principal Employer may decide that a GMP may be forfeited if the person entitled to the GMP has been convicted of one or more offences under the Official Secrets Acts 1911 to 1939, for which the recipient has been sentenced to a term or consecutive terms of imprisonment totalling at least 10 years, or of an offence of treason.

15.	CONTRIBUTIONS EQUIVALENT PREMIUMS

15.1	The Trustees may elect to pay a contributions equivalent premium in accordance with and subject to the conditions of sections 55 to 57 of the Act.

Payment of the contributions equivalent premium extinguishes the Member’s accrued rights to GMPs under the Plan.

PART III - POST-APRIL 1997 CONTRACTED-OUT RIGHTS

1.	In the Rules in this Part of the Second Schedule “section 9(2B) rights” has the same meaning as in the Occupational Pension Schemes (Contracting-out) Regulations 1996.

2.	The Plan shall be administered so as to comply with all applicable requirements, including those relating to section 9(2B) rights, to enable it to be contracted-out for all periods after 5 April 1997 in respect of which there is in force a contracting-out certificate issued in accordance with Chapter I of Part III of the Pension Schemes Act 1993 applying to employments contracted-out by reference to the Plan.

3.	The Trustees may at any time pay a contributions equivalent premium in respect of any person entitled to section 9(2B) rights under the Plan in accordance with Part VI of the Occupational Pension Schemes (Contracting-out) Regulations 1996 and may make such other arrangements for the restoration of State scheme rights in accordance with that Part as the Trustees decide.

PART IV - REFERENCE SCHEME UNDERPIN

1.	Notwithstanding any other provision of this deed or in any of the Rules for any of the Sections, the minimum benefit which will be payable in respect of any Member in Pensionable Service on or after 6 April 1997 shall be calculated in accordance with the following provisions of this part of this schedule. In the case of a Member who retires on immediate pension, the minimum pension calculated below shall be payable on and from the date he retires. If the Member leaves Pensionable Service without being entitled to an immediate pension, the pension shall be payable in accordance with paragraphs 8 and 9 of this section. In the case of a Member who dies, the minimum pension shall be payable in accordance with Rule 10, 11 or 12 to his legal widow or her legal widower.

2.	For each tax year commencing after 5 April 1997, the Trustee shall calculate “RSEarnings” as follows in respect of any Member who is aged under 65:

RSEarnings = 90% of (Upper Earnings - Lower Earnings)

where

1.	Upper Earnings are the lower of

(1)	the total of all the Earnings in the relevant tax year; and

(2)	53 times the weekly Upper Earnings Limit current in that tax year multiplied by the Pensionable Service of the Member in the tax year in days divided by the total number of days in the tax year;

2.	Lower Earnings are 52 times the weekly Lower Earnings Limit in the relevant tax year multiplied by the Pensionable Service of the Member in the tax year in days divided by the total number of days in the tax year;

3.	Lower Earnings Limit, Upper Earnings Limit and Earnings have the same meaning as in section 12A Pension Schemes Act 1993.

4.	Pensionable Service has the same meaning as “service” in section 12B(3) Pension Schemes Act 1993 but for the avoidance of doubt, there shall be taken into account only actual service, ignoring service notionally attributable for any purposes of the Plan, whilst the member is an active member in contracted out employment (as defined in section 8 Pension Schemes Act 1993) by reference to the Plan and is aged under 65;

3.	In respect of each Member, whenever a Relevant Date occurs, the Trustee shall calculate TRSEarnings as:

1.	sum of all RSEarnings for the Member for the tax years of Pensionable Service from the tax year starting 6 April 1997 to the tax year in which the Relevant Date falls. The Relevant Date is the date on which the Member leaves Pensionable Service, whether on retirement, leaving service, death or otherwise.

and AVRSEarnings as:

2.	average annual amount of all RSEarnings for the Member for the last three tax years preceding the Relevant Date. The Relevant Date is the date on which the Member leaves Pensionable Service, whether on retirement, leaving service, death or otherwise. If the Member has less than three tax years’ Pensionable Service, the Trustee shall calculate AVRSEarnings as the annualised average of his RSEarnings in the period of complete months of his Pensionable Service after 5 April 1997.

4.	The Trustees shall then calculate “RSACC” as the greater of

1.	TRSEarnings
80

and

2.	AVRSEarnings 80	x	Relevant Service

“Relevant Service” in each case means the Member’s total Pensionable Service after 5 April 1997.

5.	In respect of a Member who retires on immediate pension at age 65, the minimum pension for the purposes of paragraph 1 above shall be

RSACC

6.	In respect of a Member who retires from service on immediate pension before age 65, the minimum pension for the purposes of paragraph 1 above shall be

RSACC x ERF

where

ERF is 0.9452ª

and

ª is 65 minus the Member’s age on his date of retirement in complete years provided that complete months shall count as 1/12 of a year.

7.	In respect of a Member who retires from Pensionable Service on immediate pension after age 65, the minimum pension for the purposes of paragraph 1 shall be

RSACC x LRF

where

LRF is 1.1117b

and

b is the Member’s age in complete years on his date of retirement (provided that complete months shall count as 1/12 of a year) minus 65

8.	In respect of a Member who leaves Pensionable Service without being entitled to an immediate pension, the minimum pension for the purposes of paragraph 1 calculated at the date he leaves Pensionable Service shall be

RSACC

This pension shall be payable from age 65.

9.	A member to whom 8 applies may, with the consent of the trustees, take the minimum pension at any time after age 50.

9.1	If, at the time his pension first becomes payable, he is aged less than 65, the minimum pension shall be calculated as follows

RSACC (increased in accordance with section 84 Pensions Schemes Act 1993 to the date of the member’s retirement) x ERF

9.2	If, at the time his pension first becomes payable, he is aged over 65, the minimum pension shall be calculated as follows

RSACC (increased in accordance with section 84 Pension Schemes Act 1993 to the date the member reaches age 65) x LRF

9.3	In each case, ERF and LRF have the same meanings as in 6 and 7 above.

10.	In respect of a Member who dies while in Pensionable Service, the minimum pension for the purposes of paragraph 1 shall be

50% of RSACC

11.	In respect of a Member who dies and who is not in Pensionable Service and is not in receipt of a pension from the Plan, the minimum pension for the purposes of paragraph 1 shall be

50% of RSACC increased in accordance with section 84 Pension Schemes Act 1993 to the date of death

12.	In respect of a Member who dies and who is in receipt of a pension, the minimum pension for the purposes of paragraph 1 shall be

50% of RSACC where RSACC is calculated at the Relevant Date and then increased as follows:

(1)	where the Member is under age 65 on his date of death, in accordance with section 84 Pension Schemes Act 1993 in respect of the period from the Relevant Date to the date of death; and

(2)	where the Member is over age 65 on his date of death, in accordance with section 84 Pension Schemes Act 1993 in respect of the period from the Relevant Date until age 65 and in accordance with section 51 Pensions Act 1995 in respect of the period from age 65 to the date of death.

SCHEDULE 5

DEFINITIONS

1.	Certain definitions relevant to the individual Original Sections are given in the Rules of the Original Sections. Definitions which apply to the Pearson Group Sections are given in the Rules of those Sections. Generally in the Trust Deed and in the Rules of the Original Sections words in quotation marks and parentheses shall take the meaning of the words which immediately precede them and the following expressions shall, except so far as the context otherwise requires, have the following meanings:

“Active Member”

has the meaning given to it in the Rules.

“Actuary”

the Plan Actuary or such Fellow of the Institute of Actuaries or of the Faculty of Actuaries or a firm the majority of whose partners are Fellows of the Institute of Actuaries or Faculty of Actuaries as shall have been appointed for the purposes of the Plan by the Trustee.

“Additional Voluntary Contributions”

such voluntary contributions (if any) as a Member pays, or is deemed by the Trustee on receipt of a transfer in to have paid, under the Plan.

“Approval”

approval of the Plan by the Commissioners of Inland Revenue and its treatment as an exempt approved scheme under Chapter I Part XIV 1988 Act.

“Beneficiaries”

Members and all other persons presently, prospectively or contingently entitled to benefits under the Plan.

“Business Group”

any of the following groups of Employers together with such further Employers as the Principal Company may from time to time allocate to a particular Business Group or reallocate within groups without formal amendment to the Trust Deed. The certificate of the Secretary of the Principal Company as to the composition at any time of the Business Groups or any of them shall be conclusive:

Head Office
(i)	Pearson Management Services Limited	96263
	Pearson Broadband Limited	3029140
Penguin
(ii)	The Penguin Publishing Company Limited	734421
	Penguin Books Limited	861590
	Ladybird Books Limited	200130
	Dorling Kindersley Limited	1177822
	The Rough Guides Limited	1969090
Financial Times
(iii)	The Financial Times Limited	227590
	AFX News Limited	2505735
	Exshare Financial Limited	949387
	Financial Times Information Limited	980896
	Financial Times Business Limited	202281
	FT Knowledge Limited	2389430
Pearson Education
(iv)	Pearson Professional Limited	2970324
	Pearson Education Limited	872828
	International Book Distributors Limited	3540693

“Commencement Date”

1 January 1973.

“Contracted-out Employment”

has the meaning given to it in Schedule 4.

“Contracted-out Requirements”

the rules, rights and requirements referred to in Schedule 4.

“Demerger”

any transaction which the Trustee, for the purposes of the Trust Deed, determines involves the transfer or disposal by any means whatsoever (including without limitation a distribution in specie, a transfer or disposal to another company pursuant to s110 Insolvency Act 1986 or a compromise or arrangement pursuant to s425 Companies Act 1985) of any assets of an Employer or its holding company or at least 50 per cent of any of the shares carrying voting rights in the share capital of an Employer or its holding company to:

(a)	the holder or holders of 30 per cent or more of the ordinary shares in the capital of Pearson plc (or such other company as may succeed it or be substituted for it as the holding company of the group) (“Pearson”); or

(b)	any company (other than Pearson) PROVIDED that the holder or holders of 30 per cent or more of the ordinary shares in the capital of Pearson from time to time also hold 30 per cent or more of the ordinary shares in the capital of such company at the date of such transfer or disposal; or

(c)	any subsidiary of a company referred to in (b) above.

For the purpose of this definition, “holding company” and “subsidiary” shall have the meanings respectively given in s736 Companies Act 1985.

“Disclosure Regulations”

the Occupational Pension Schemes (Disclosure of Information) Regulations 1996.

“Dispute Resolution Procedure”

the procedure from time to time adopted by the Trustee pursuant to Rule D.8 and in accordance with the 1995 Act and regulations thereunder.

“Employee”

each person who satisfies a definition of Employee contained in the Rules.

“Employers”

the Principal Company and the other employers which have been admitted to participation in the Plan pursuant to clause B.4 for the time being and, in relation to an individual in an employment, the Employer shall be that one of the Employers which employs him or her in that employment or which employed him or her at the relevant time. Where a consent or the exercise of a discretion arises but the Member’s Employer no longer participates in the Plan, the Principal Company shall be deemed to be the Employer.

“Equivalent Pension Benefits”

a pension of such amount as would be equal to the minimum rate of equivalent pension benefits applicable under the provisions of the 1965 Act in respect of any period during which a Member has been in a non-participating employment (as defined in the 1965 Act) in respect of membership or deemed membership of the Plan.

“Fund”

all the cash and other assets from time to time held by or on account of the Trustee for the purposes of the Plan.

“Group Company”

means

(i)	the Principal Company;

(ii)	any holding company for the time being of the Principal Company; and

(iii)	any subsidiary for the time being of the Principal Company or any such holding company and “holding company” and “subsidiary” shall have the meanings respectively given by s736 Companies Act 1985.

“Inland Revenue Limits”

the limits specified by the Commissioners of Inland Revenue adopted by clause J.2 and set out in Schedule 6 or such other limits as apply from time to time.

“Insurance Company”

the United Kingdom office of an insurer which is authorised to carry on long-term insurance business as those terms are defined in s180A 1993 Act.

“Investment Committee”

the Investment Committee established in accordance with clause C.6.

“Lead Company”

a Lead Company of an Original Section appointed in accordance with clause B.2 or its replacement for the time being.

“Member”

a person admitted to membership of one or more Sections of the Plan so long as any benefits are or may be payable to or in respect of him or her under the Plan and, where appropriate, former members of Retirement Benefits Schemes in respect of their benefits for which the Plan has assumed liability on merger with those schemes.

“Normal Retirement Date”

the date specified as such in respect of a particular Member in the Rules.

“Old Plans”

each of the Retirement Benefits Schemes defined as an Old Plan in the Rules.

“Old Plan Member”

a person who was, on or prior to 31 July 1988, a member of an Old Plan which Old Plan provided benefits to or in respect of him or her in relation to a period of his or her pensionable service to which the Old Plan related but excluding any such person (a) whose Pensionable Service in the Plan includes the said period of pensionable service in the Old Plan or (b) for whom, at the time of determination, the Plan has no liability to provide those benefits.

“Original Sections”

each of the Sections in existence on 31 March 1995.

“Pearson Group Sections”

the Sections of the Plan called respectively The Pearson Group Final Pay Section and The Pearson Group Money Purchase Section and which commenced on 1 April 1995.

“Pensionable Salary”

has the meaning given to it in the Rules.

“Pensionable Service”

has the meaning given to it in the Rules.

“Pensions Committee”

the Pensions Committee for the Business Group in question, established in accordance with clause B.3.

“Personal Pension Scheme”

a scheme or arrangement as defined in s1 1993 Act which is approved or provisionally approved under s631 1988 Act but excluding any such scheme or arrangement so approved by virtue of s638(8)(a) 1988 Act.

“Plan”

The Pearson Group Pension Plan and, where appropriate, includes the Trustee.

“Plan Actuary”

such Fellow of the Institute of Actuaries or of the Faculty of Actuaries as shall have been appointed for the purposes of the 1995 Act in respect of the Plan by the Trustee.

“Plan Year”

such period or periods as the Principal Company shall determine ending on 31 December 1989 and thereafter the period of a year beginning on 1 January in any year and ending on 31 December in that year or such other period as the Principal Company may with the consent of the Trustee from time to time determine.

“Preservation Regulations”

The Occupational Pension Schemes (Preservation of Benefit) Regulations 1991.

“Price Index”

the Government’s Index of Retail Prices or such other index as the Trustee may, with the consent of the Principal Company and consistent with Approval, determine.

“Principal Company”

Pearson Services Limited (registered in England No. 1341060) or its replacement for the time being in accordance with the Trust Deed.

“Property Trust” means the trust now called Pearson Pension Property Fund constituted and governed (inter alia) by a trust deed dated 24 March 2005.

“Qualifying Policy”

a policy of insurance or an annuity contract such as is described in s19(4) 1993 Act.

“Qualifying Service”

has the meaning given to it in s71(7) 1993 Act.

“Retirement Benefits Scheme”

a scheme for the provision of relevant benefits as defined in the 1988 Act.

“Rules”

the Rules adopted in accordance with the Trust Deed together with any addition thereto or alteration or modification thereof for the time being in force; where appropriate it means the Rules of the particular Section to which the Member belongs.

“Section”

a Section of the Plan organised in accordance with clause B.1.

“Segregated Assets”

that part of the Fund representing Additional Voluntary Contributions and for the time being kept separate from the other assets of the Fund.

“Service”

service in the employment of, or as an executive or non-executive director or other officer of, any of the Employers.

“State Pensionable Age”

Means a man’s 65th birthday and a woman’s 60th birthday (this definition is used in Schedule 4)

“Statutory Pension Age”

the pensionable age determined in accordance with Part 1 of Schedule 4 to the 1995 Act.

“Trust Deed”

the trust deed governing the Plan (as amended from time to time).

“Trustee”

the trustee or trustees for the time being of the Plan.

“1965 Act”

the National Insurance Act 1965 or the National Insurance Act (Northern Ireland) 1966 as appropriate.

“1988 Act”

the Income and Corporation Taxes Act 1988.

“1988 Surplus”

an amount as at 1 August 1988 equal to the excess of the assets of the Plan at that date over its liability (including its prospective liability) for benefits accrued in respect of service completed or credited at that date (making proper allowance, insofar as the provision of any pension is concerned, for projected increases in salary and discretionary increases in pensions) as determined by the Actuary using the actuarial assumptions adopted by the Actuary for the Plan at that time.

“1993 Act”

the Pension Schemes Act 1993.

“1995 Act”

the Pensions Act 1995.

“2003 Revision Date”

1 January 2003

“2005 Revision Date”

31 May 2005

2.	Except where the context otherwise requires, any reference to an enactment or regulation is a reference to it as already amended and includes a reference to any repealed enactment or regulation which it may re-enact or otherwise replace, with or without amendment, and to any future re-enactment, replacement and/or amendment of it.

3.	Except where the context otherwise allows, the singular shall include the plural (and vice versa) and words importing the masculine gender shall include the feminine gender save that the word “male” does not include the word “female” and the word “widow” does not include the word “widower”.

4.	The headings in the Trust Deed and the Rules shall not affect their interpretation.

SCHEDULE 6

INLAND REVENUE LIMITS

1.	DEFINITIONS

In these rules, where the context permits, references (other than the word “male”) to the male gender shall include the female and the following expressions shall have the meanings ascribed to them:

“Act”

the Income and Corporation Taxes Act 1988 and any statutory amendment, modification or re-enactment thereof;

“Aggregate Retirement Benefit”

the aggregate of

(i)	the Member’s pension under this Plan and any Associated Scheme and

(ii)	the pension equivalent of the Member’s Lump Sum Retirement Benefit;

“Approval”

approval of the Scheme by the Board of Inland Revenue under Chapter I Part XIV of the Act;

“Associated Employment”

two or more concurrent employments held by the Member which are associated, ie. where:

(i)	there is a period during which the Member has held all of them;

(ii)	the period counts under the Plan in the case of all of them as a period in respect of which benefits are payable;

(iii)	during the period all employers in question are associated;

“Associated Scheme”

either (i) or (ii) below as appropriate:

(i)	In respect of a Class A Member any Relevant Scheme which is a Connected Scheme or which provides benefits in respect of Service;

(ii)	In respect of a Class B or C Member any Relevant Scheme providing benefits in respect of Service;

“Class A Member”

any Member who joined the Plan on or after 1 June 1989 and who is not a Class B Member or a Class C Member (whether by virtue of the First Transitional Regulations or the Second Transitional Regulations or otherwise) and any Class B Member or Class C Member who has elected to be deemed to have become a Class A Member under paragraph 6;

“Class B Member”

any Member who joined the Plan on or after 17 March 1987 and before 1 June 1989 and who is not a Class C Member (whether by virtue of the First Transitional Regulations or otherwise) or who is deemed to have so joined by virtue of the Second Transitional Regulations or whom the Board of Inland Revenue otherwise allows to be treated as a Class B Member;

“Class C Member”

any Member who joined the Plan before 17 March 1987 or who is deemed to have so joined by virtue of the First Transitional Regulations or whom the Board of Inland Revenue otherwise allows to be treated as a Class C Member;

“Connected Plan”

any Relevant Scheme which is connected with the Plan in relation to the Member i.e. if

(i)	there is a period during which the Member has been the employee of 2 associated employers

(ii)	that period counts under both schemes as a period in respect of which benefits are payable

(iii)	the period counts under one scheme for service with one employer and under the other for service with the other employer.

For purposes of the definitions of Associated Employment and Connected Scheme employers are associated if one is controlled by the other or both are controlled by a third party. Control has the meaning in s840 of the Act or in the case of a close company s416 of the Act;

“Controlling Director”

a director of a participating company who was prior to 6 April 1973 a controlling director (as defined in s624(3) of the Act) of that company;

“Final Remuneration”

as follows:

A.	In relation to a Class A Member the greater of

(a)	the highest remuneration for any one of the five years preceding the Relevant Date being the aggregate of

(i)	the basic pay for the year in question and

(ii)	the yearly average over three or more consecutive years ending with the expiry of the corresponding basic pay year of any fluctuating emoluments provided that fluctuating emoluments of a year other than the basic pay year may be increased in proportion to any increase in the Index from the last day of that year up to the last day of the basic pay year and

(b)	the yearly average of the total emoluments for any three or more consecutive years ending not earlier than ten years before the Relevant Date.

Provided that

(i)	remuneration and total emoluments do not include any amounts which arise from the acquisition or disposal of shares or an interest in shares or from a right to acquire shares or anything in respect of which tax is chargeable by virtue of s148 of the Act except where the shares or rights etc had been acquired before 17 March 1987;

(ii)	in relation to a Special Director Final Remuneration shall (subject to proviso (iv) below) be the amount ascertained in accordance with (b) above and (a) above shall not apply;

(iii)	where Final Remuneration is computed by reference to any year other than the last complete year ending on the Relevant Date the Member’s remuneration (as calculated in (a) above) or total emoluments (for the purposes of (b) above) of any year may be increased in proportion to any increase in the Index from the last day of that year up to the Relevant Date but this proviso shall not apply to the calculation of the maximum Lump Sum Retirement Benefit in accordance with paragraph 3.3 below for a Class A Member unless (and subject to proviso (iv) below) the Member’s Aggregate Retirement Benefit is similarly increased beyond the maximum amount which could have been paid but for this proviso and the proviso to (a)(ii) above and then only to the same proportionate extent;

(iv)	Final Remuneration and the annual rate of the Member’s remuneration for the purpose of the calculation of the maximum benefits in accordance with paragraphs 3.4 and 3.5(c) below for a Class A Member shall not exceed the permitted maximum as defined in s590C(2) of the Act;

B.	In relation to a Class B Member the greater of

(a)	the highest remuneration for any one of the five years preceding the Relevant Date being the aggregate of

(i)	the basic pay for the year in question and

(ii)	the yearly average over three or more consecutive years ending with the expiry of the corresponding basic pay year of any fluctuating emoluments provided that fluctuating emoluments of a year other than the basic pay year may be increased in proportion to any increase in the Index from the last day of that year up to the last day of the basic pay year and

(b)	the yearly average of the total emoluments for any three or more consecutive years ending not earlier than ten years before the Relevant Date.

Provided that

(i)	remuneration and total emoluments do not include any amounts which arise from the acquisition or disposal of shares or an interest in shares or from a right to acquire shares or anything in respect of which tax is chargeable by virtue of s148 of the Act except where the shares or rights etc had been acquired before 17 March 1987;

(ii)	in relation to a Special Director or any other Member whose remuneration in any year subsequent to 5 April 1987 used for the purpose of calculating benefits has exceeded £100,000 or such other sum as may be prescribed in an order made by the Treasury Final Remuneration shall (subject to proviso (iv) below) be the amount ascertained in accordance with (b) above and (a) above shall not apply;

(iii)	where Final Remuneration is computed by reference to any year other than the last complete year ending on the Relevant Date, the Member’s remuneration (as calculated in (a) above) or total emoluments (for the purpose of (b) above) of any year may be increased in proportion to any increase in the Index from the last day of the year up to the Relevant Date but this proviso shall not apply to the calculation of the maximum Lump Sum Retirement Benefit in accordance with paragraph 4.3 below for a Class B or C Member unless (and subject to proviso (iv) below) the Member’s Aggregate Retirement Benefit is similarly increased beyond the maximum amount which could have been paid but for this proviso and the proviso to (a)(ii) above and then only to the same proportionate extent;

(iv)	for the purpose of calculation of the maximum Lump Sum Retirement Benefit in accordance with paragraph 4.3 below for a Class B or Class C Member Final Remuneration shall not in any event exceed £100,000 or such other sum as may be specified in an order made by the Treasury;

C.	In relation to a Class C Member

1.	where the Relevant Date is on or before 16 March 1987 the greater of

(a)	the highest remuneration for any one of the five years preceding the Relevant Date being the aggregate of

(i)	the basic pay for the year in question and

(ii)	the yearly average over three or more consecutive years ending with the expiry of the corresponding basic pay year of any fluctuating emoluments provided that fluctuating emoluments of a year other than the basic pay year may be increased in proportion to any increase in the Index from the last day of that year up to the last day of the basic pay year and

(b)	the yearly average of the total emoluments for any three or more consecutive years ending not earlier than ten years before the Relevant Date.

Provided that

(i)	in relation to a Special Director Final Remuneration shall be the amount ascertained in accordance with (b) above and (a) above shall not apply;

(ii)	where Final Remuneration is computed by reference to any year other than the last complete year ending on the Relevant Date the Member’s remuneration (as calculated in (a) above) or total emoluments (for the purposes of (b) above) of any year may be increased in proportion to any increase in the Index from the last day of that year up to the Relevant Date but this proviso shall not apply to the calculation of the maximum Lump Sum Retirement Benefit in accordance with paragraph 4.3 below for a Class B or C Member unless the Member’s Aggregate Retirement Benefit is similarly increased beyond the maximum amount which could have been paid but for this proviso and the proviso to (a)(ii) above and then only to the same proportionate extent;

2.	Where the Relevant Date is on or after 17 March 1987 the greater of

(a)	the highest remuneration for any one of the five years preceding the Relevant Date being the aggregate of

(i)	the basic pay for the year in question and

(ii)	the yearly average over three or more consecutive years ending with the expiry of the corresponding basic pay year of any fluctuating emoluments provided that any fluctuating emoluments of a year other than the basic pay year may be increased in proportion to any increase in the Index from the last day of that year up to the last day of the basic pay year and

(b)	the yearly average of the total emoluments for any three or more consecutive years ending not earlier than ten years before the Relevant Date.

Provided that

(i)	remuneration and total emoluments do not include any amounts which arise from the acquisition or disposal of shares or an interest in shares or from a right to acquire shares or anything in respect of which tax is chargeable by virtue of s148 of the Act except where the shares or rights etc had been acquired before 17 March 1987;

(ii)	in relation to a Special Director or any other Member whose remuneration in any year subsequent to 5 April 1987 used for the purpose of calculating benefits has exceeded £100,000 or such other sum as may be prescribed in an order made by the Treasury Final Remuneration shall be the amount ascertained in accordance with (b) above and (a) above shall not apply;

(iii)	where Final Remuneration is computed by reference to any year other than the last complete year ending on the Relevant Date the Member’s remuneration (as calculated in (a) above) or total emoluments (for the purposes of (b) above) of any year may be increased in proportion to any increase in the Index from the last day of that year up to the Relevant Date but this proviso shall not apply to the calculation of the maximum Lump Sum Retirement Benefit in accordance with paragraph 4.3 below for a Class B or C Member unless the Member’s Aggregate Retirement Benefit is similarly increased beyond the maximum amount which could have been paid but for this proviso and the proviso to (a)(ii) above and then only to the same proportionate extent;

“First Transitional Regulations”

the Occupational Pension Schemes (Transitional Provisions) Regulations 1988;

“Index”

the Government’s Index of Retail Prices or such other index as the Board of Inland Revenue may allow;

“Lump Sum Retirement Benefit”

the total value of all retirement benefits payable in any form other than non-commutable pension under this and any Associated Scheme;

“Pensionable Service”

shall have the meaning ascribed to it by paragraph 3 Schedule 16 Social Security Act 1973;

“Permitted Maximum”

shall have the meaning ascribed to it by s590C(2) of the Act;

“Relevant Date”

the date of retirement leaving Pensionable Service or death as the case may be;

“Relevant Scheme”

any other scheme approved or seeking approval under Chapter I Part XIV of the Act;

“Remuneration”

in relation to any year

(a)	as regards a Class A Member the aggregate of the total emoluments for the year in question

(i)	from the Employer and

(ii)	in respect of any Associated Employment or any Connected Scheme which are assessable to Income Tax under Schedule E but excluding any amounts which arise from the acquisition or disposal of shares or an interest in shares or a right to acquire shares or anything in respect of which tax is chargeable by virtue of s148 of the Act Provided that in arriving at such emoluments there shall be disregarded any emoluments in excess of the Permitted Maximum except to the extent that the provisions of r3 Statutory Instrument 1990 No. 586 apply to that Member;

(b)	as regards a Class B Member and a Class C Member whose Relevant Date is on or after 17 March 1987 total emoluments from the Employer in the year in question which are assessable to Income Tax under Schedule E but excluding any amounts which arise from the acquisition or disposal of shares or an interest in shares or a right to acquire shares or anything in respect of which tax is chargeable by virtue of s148 of the Act;

(c)	as regards a Class C Member whose Relevant Date is on or before 16 March 1987 total emoluments from the Employer in the year in question which are assessable to Income Tax under Schedule E;

“Second Transitional Regulations”

the Retirement Benefits Schemes (Continuation of Rights of Members of Approved Schemes) Regulations 1990;

“Service”

(a)	in respect of a Class A Member the aggregate of

(i)	all periods of service with the Employer and

(ii)	all other periods which count in respect of any Associated Employment or any Connected Scheme

(b)	in respect of a Class B or C Member service with the Employer

PLUS in respect of any Member all periods of service with a former employer of his which is a relevant employer (as defined in the First Transitional Regulations) if a pension attributable to a transfer payment is provided to the Member in respect of such service;

“Special director”

a Member who at any time on or after 17 March 1987 and in the last ten years before the Relevant Date has in relation to the Employer been both within the definition of a director in s612(1) of the Act and within paragraph (b) of s417(5) of that Act.

2.	CONTRIBUTIONS

2.1	No rate of contribution determined under the Rules may be altered before the expiry of a period of 12 months from the date on which the first payment at the current rate became due without the specific agreement of the Board of Inland Revenue.

2.2	Any retirement benefits secured by the payment of additional voluntary contributions under an arrangement entered into on or after 8 April 1987 must be in the form of non-commutable pension except to the extent to which the provisions of the Plan allow commutation of trivial pensions or on the grounds of serious ill-health or in such other circumstances as will not prejudice Approval.

2.3	The total contributions paid by the Member in a year of assessment to this and any Relevant Scheme providing benefits by virtue of Service shall not exceed 15 per cent of his Remuneration for that year in respect of that Service or, in the circumstances prescribed in regulation 6A(2) of the Second Transitional Regulations, 15 per cent of what would have been his Remuneration for that year in respect of that Service if he had not been temporarily absent throughout, or at any time during, that year.

2.4	Where a Member has more than one pensionable employment and

(a)	he is not subject to the provisions of r3 Statutory Instrument 1990 No. 586 in respect of any of these employments, the Member is additionally subject to a maximal aggregate contribution to this and any Relevant Scheme of 15 per cent of the Permitted Maximum

or

(b)	the provisions of r3 Statutory Instrument 1990 No. 586 do not apply to all such employments, the Member may pay 15 per cent of his Remuneration in respect of the employments to which the provisions of that regulation apply but in respect of other employments may only contribute, if at all, the amount representing the difference between 15 per cent of the Permitted Maximum and the contributions paid in respect of the employments to which the provisions of r3 Statutory Instrument 1990 No. 586 apply.

3.	CLASS A MEMBER: INLAND REVENUE LIMITS

3.1	Notwithstanding anything to the contrary in the Plan provisions

(a)	any term used in the Plan as a measure of the annual earnings of a Class A Member for the purpose of calculating benefits is to be interpreted as though those earnings are no greater than the permitted maximum as defined in s590C(2) of the Act. The benefits so calculated may be augmented up to the maximum limits in (b) below;

(b)	the benefits payable to a Class A Member or his Dependants or other beneficiaries in respect of him shall not, when aggregated with all benefits of a like nature provided under all Relevant Schemes providing benefits in respect of Service, exceed the limits set out below.

3.2	The Member’s Aggregate Retirement Benefit shall not exceed:

(a)	on retirement at any time between attaining age 50 and attaining age 75, except before Normal Retirement Date on grounds of Incapacity, a pension of 1/60th of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Approval;

(b)	on retirement at any time before Normal Retirement Date on grounds of Incapacity, a pension of the amount which could have been provided at Normal Retirement Date in accordance with paragraph 3.2(a) above, Final Remuneration being computed as at the actual date of retirement or such greater amount as will not prejudice Approval;

(c)	on leaving Pensionable Service before attaining age 75, a pension of 1/60th of Final Remuneration for each year of that service (not exceeding 40 years) or such greater amount as will not prejudice Approval. The amount computed as aforesaid may be increased in proportion to any increase in the Index which has occurred between the date of termination of Pensionable Service and the date on which the pension begins to be payable. Any further increase necessary to comply with Department of Social Security requirements is also allowable.

3.3	The Member’s Lump Sum Retirement Benefit shall not exceed:

(a)	on retirement at any time between attaining age 50 and attaining age 75 except before Normal Retirement Date on grounds of Incapacity 3/80ths of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Approval;

(b)	on retirement at any time before Normal Retirement Date on grounds of Incapacity the amount which could have been provided at Normal Retirement Date in accordance with paragraph 3.3(a) above, Final Remuneration being computed as at the actual date of retirement or such greater amount as will not prejudice Approval;

(c)	on leaving Pensionable Service before attaining age 75, a lump sum of 3/80ths of Final Remuneration for each year of that service (not exceeding 40 years) or such greater amount as will not prejudice Approval. The amount computed as aforesaid may be increased in proportion to any increase in the Index which has occurred between the date of termination of Pensionable Service and the date on which the pension begins to be payable but only if and to the same extent as the total benefits have been increased under paragraph 3.2(c) above.

3.4	The lump sum benefit (exclusive of any refund of the Member’s own contributions and any interest thereon) payable on the death of a Member while in Service or (having left Service with a deferred pension) before the commencement of his pension shall not when aggregated with all like benefits under Associated Schemes exceed the greater of:

(a)	£5,000 and

(b)	4 times Final Remuneration but excluding proviso (i) of that definition less

(i)	any lump sum (other than a refund of his own contributions and any interest thereon) payable on the death of the Member under all Relevant Schemes in respect of service with previous employers and

(ii)	any lump sum life assurance benefit payable on the death of the Member under a retirement annuity contract or trust scheme approved under Chapter III Part XIV of the Act or a personal pension scheme approved under Chapter IV Part XIV of the Act or such greater amount as will not prejudice Approval.

3.5	Any pension for a Dependant when aggregated with the pensions, other than those provided by surrender of the Member’s own pension, payable to that Dependant under all Associated Schemes shall not exceed an amount equal to 2/3rds of the Aggregate Retirement Benefit -

(a)	being paid to the Member at the date of his death (including any pension increases paid under the Rules) or

(b)	being a deferred benefit payable to the Member at any time between attaining age 50 and attaining age 75 or

(c)	prospectively payable to the Member who dies in Service had he remained in Service up to the Normal Retirement Date at the rate of pay in force immediately before his death or

(d)	prospectively payable to the Member who dies in Service after Normal Retirement Date on the basis that he had retired on the day before he died or such greater amount as will not prejudice Approval.

If pensions are payable to more than one Dependant of a Member the aggregate of all Dependants’ pensions payable in respect of him under this and all Associated Schemes shall not exceed the full amount of whichever is the appropriate Aggregate Retirement Benefit under (a) (b) (c) or (d) above or such greater sum as will not prejudice Approval.

3.6	The maximum amount of a pension ascertained in accordance with this paragraph less any pension which has been commuted for a lump sum or surrendered to provide a Dependant’s pension may be increased in proportion to the increase in the Index which has occurred since the pension commenced to be paid.

3.7	The preceding provisions of this paragraph shall be modified in their application to a Member who is or has been a Special Director or Controlling Director as follows:

the amount of the maximum Aggregate Retirement Benefit in paragraph 3.2 and of the maximum Lump Sum Retirement Benefit in paragraph 3.3 shall be reduced where necessary for Approval so as to take account of any corresponding benefits under either a retirement annuity contract or trust scheme approved under Chapter III Part XIV of the Act or a personal pension scheme approved under Chapter IV Part XIV of the Act.

4.	CLASS B OR C MEMBER: INLAND REVENUE LIMITS

4.1	Notwithstanding anything to the contrary in the Plan provisions, the benefits payable to a Class B or a Class C Member or to his Dependants or other beneficiaries in respect of him shall not when aggregated with all benefits of a like nature provided under all Relevant Schemes providing benefits in respect of Service exceed the limits set out below.

4.2	The Member’s Aggregate Retirement Benefit shall not exceed:

(a)	on retirement at or before Normal Retirement Date, a pension of 1/60th of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Approval;

(b)	on retirement after Normal Retirement Date a pension of the greatest of

(i)	the amount calculated in accordance with paragraph 4.2(a) above on the basis that the actual date of retirement was the Member’s Normal Retirement Date

(ii)	the amount which could have been provided at Normal Retirement Date in accordance with paragraph 4.2(a) above increased either actuarially in respect of the period of deferment or in proportion to any increase in the Index during that period and

(iii)	where the Member’s total Service has exceeded 40 years the aggregate of 1/60th of Final Remuneration for each year of Service before Normal Retirement Date (not exceeding 40 such years) and of a further 1/60th of Final Remuneration for each year of Service after Normal Retirement Date with an overall maximum of 45 reckonable years

Final Remuneration being computed in respect of (i) and (iii) above as at the actual date of retirement but subject always to paragraph 4.7 below;

(c)	on leaving Pensionable Service before Normal Retirement Date a pension of 1/60th of Final Remuneration for each year of that service (not exceeding 40 years) or of such greater amount as will not prejudice Approval. The amount computed as aforesaid may be increased in proportion to any increase in the Index which has occurred between the date of termination of Pensionable Service and the date on which the pension begins to be payable. Any further increase necessary to comply with Department of Social Security requirements is also allowable.

4.3	The Member’s Lump Sum Retirement Benefit shall not exceed:

(a)	on retirement at or before Normal Retirement Date 3/80ths of Final Remuneration for each year of Service (not exceeding 40 years) or such greater amount as will not prejudice Approval;

(b)	on retirement after Normal Retirement Date the greatest of:

(i)	the amount calculated in accordance with paragraph 4.3(a) above on the basis that the actual date of retirement was the Member’s Normal Retirement Date

(ii)	the amount which could have been provided at Normal Retirement Date in accordance with paragraph 4.3(a) above together with an amount representing interest thereon and

(iii)	where the Member’s total Service has exceeded 40 years the aggregate of 3/80ths of Final Remuneration for each year of Service before Normal Retirement Date (not exceeding 40 such years) and of a further 3/80ths of Final Remuneration for each year of Service after Normal Retirement Date with an overall maximum of 45 reckonable years

Final Remuneration being computed in respect of (i) and (iii) above as at the actual date of retirement but subject always to paragraph 4.7 below;

(c)	on leaving Pensionable Service before Normal Retirement Date a lump sum of 3/80ths of Final Remuneration for each year of that service (not exceeding 40 years) or such greater amount as will not prejudice Approval. The amount computed as aforesaid may be increased in proportion to any increase in the Index which has occurred between the date of termination of Pensionable Service and the date on which the pension begins to be payable but only if and to the same extent as the total benefits have been increased under paragraph 4.2(c) above.

4.4	The lump sum benefit (exclusive of any refund of the Member’s own contributions and any interest thereon) payable on the death of a Member while in Service or (having left Service with a deferred pension) before the commencement of his pension shall not, when aggregated with all like benefits under Associated Schemes, exceed the greater of:

(a)	£5,000 and

(b)	4 times Final Remuneration but excluding proviso (i) of that definition less

(i)	any lump sum (other than a refund of his own contributions and any interest thereon) payable on the death of the Member under all Relevant Schemes in respect of service with previous employers and

(ii)	any lump sum life assurance benefit payable on the death of the Member under a retirement annuity contract or trust scheme approved under Chapter III Part XIV of the Act or a personal pension scheme approved under Chapter IV Part XIV of the Act or such greater amount as will not prejudice Approval.

4.5	Any pension for a Dependant, when aggregated with the pensions other than those provided by surrender of the Member’s own pension payable to that Dependant under all Associated Schemes, shall not exceed an amount equal to 2/3rds of the Aggregate Retirement Benefit -

(a)	being paid to the Member at the date of his death (including any pension increases paid under the Rules) or

(b)	being a deferred benefit payable to the Member at Normal Retirement Date or

(c)	prospectively payable to the Member who dies in Service had he remained in Service up to the Normal Retirement Date at the rate of pay in force immediately before his death or

(d)	prospectively payable to the Member who dies in Service after Normal Retirement Date on the basis that he had retired on the day before he died or such greater amount as will not prejudice Approval.

If pensions are payable to more than one Dependant of a Member, the aggregate of all Dependants’ pensions payable in respect of him under this and all Associated Schemes shall not exceed the full amount of whichever is the appropriate Aggregate Retirement Benefit under (a) (b) (c) or (d) above or such greater sum as will not prejudice Approval.

4.6	The maximum amount of a pension ascertained in accordance with this paragraph, less any pension which has been commuted for a lump sum or surrendered to provide a Dependant’s pension, may be increased in proportion to the increase in the Index which has occurred since the pension commenced to be paid.

4.7	If a Member elects under the Rules to take any part of his benefits under this Plan in advance of actual retirement the limits set out in paragraphs 4.2 and 4.3 above shall apply as if he had retired at the date of the election as aforesaid, no account being taken of subsequent Service save that the maximum amount of any uncommuted pension not commencing immediately may be increased either actuarially in respect of the period of deferment or in proportion to any increase in the Index during that period.

4.8	The preceding provisions of this paragraph shall be modified in their application to a Member who is or has been a Special Director or Controlling Director as follows:

the amount of the maximum Aggregate Retirement Benefit in paragraph 4.2 and of the maximum Lump Sum Retirement Benefit in paragraph 4.3 shall be reduced where necessary for Approval so as to take account of any corresponding benefits under either a retirement annuity contract or trust scheme approved under Chapter III Part XIV of the Act or a personal pension scheme approved under Chapter IV Part XIV of the Act;

and in relation to a Member who is a Special Director at his Normal Retirement Date as follows:

(a)	where retirement takes place after Normal Retirement Date but not later than the Member’s 70th birthday paragraphs 4.2(b)(ii) and (iii) and paragraphs 4.3(b)(ii) and (iii) shall not apply and if retirement is later than the attainment of that age the said paragraphs shall apply as if the Member’s 70th birthday had been specified in the Rules as his Normal Retirement Date so as not to treat as Service after Normal Retirement Date any Service before the Member reaches the age of 70;

(b)	where paragraph 4.7 applies to him the rate of the actuarial increase referred to therein in relation to any period of deferment prior to his attaining the age of 70 shall not exceed the percentage increase in the Index during that period.

5.	SPECIAL CONDITIONS

5.1	Augmentation of Benefits: All Members

Where in addition to being a member of this Plan the Member is also a member of an approved scheme (the voluntary scheme) which provides additional benefits to supplement those provided by this Plan and to which no contributions are made by any employer of his the provisions of the paragraph that follows shall apply in relation to any augmentation of the benefits provided for him by this Plan after he has ceased to participate in it.

Any provisions in this Plan imposing a limit on the amount of a benefit provided for the Member shall have effect (notwithstanding anything in them to the contrary) as if they provided for the limit to be reduced by the amount of any like benefit provided for the Member by the voluntary scheme.

5.2	Payment of Benefits: Class A Member

The Plan provisions shall have effect (notwithstanding anything in them to the contrary) as if they provided:

(a)	that a Member’s retirement benefit shall be paid no later than the date on which he attains age 75 and

(b)	subject to (a) above that no part of a Member’s retirement benefit shall be paid in advance of actual retirement or leaving service except to the extent necessary to comply with Department of Social Security requirements.

5.3	RETURN OF SURPLUS FUNDS: ALL MEMBERS

Any provisions in the Plan permitting the Member to make voluntary contributions to secure additional benefits for himself and/or his Dependants shall (notwithstanding anything in them to the contrary) have effect as if the provisions of Part III Schedule 6 Finance Act 1989 concerning the return of surplus funds applied to the Plan.

6.	ELECTIONS

6.1	A Class B Member may give written notice (in such form as the Trustee may prescribe) to the administrator of the Plan as defined in s612(1) of the Act (the Administrator) that Part II of Schedule 6 Finance Act 1989 is to apply to him. He shall then be deemed to be a Class A Member.

6.2	A Class C Member may give written notice (in such form as the Trustees may prescribe) to the Administrator of the Scheme that Part II of Schedule 6 Finance Act 1989 is to apply to him. He shall then be deemed to be a Class A Member.

6.3	Any election must be made before the earliest of the date on which:

(a)	the Member’s benefits under the Plan start to be paid

(b)	the Member’s benefits under the Plan are bought-out or otherwise transferred outside any Plan of the Employer

(c)	the Member attains age 75.

SCHEDULE 7

PENSION SHARING ON DIVORCE

1.	PENSION SHARE

1.1	On receipt of a Pension Sharing Order, the Trustee shall take the actions specified in section 29 of the Welfare Reform and Pensions Act 1999 and regulations made under and in respect of that section (creation of debits and credits). The Trustee shall do this within the implementation period specified in section 34 of that Act unless that period is extended under section 33(4) of that Act.

1.2	Clause F.4 of the Trust Deed is amended to permit the assignment of part or all of the Member’s retirement benefits or rights to benefits under the Plan to his/her Ex-Spouse to the extent necessary to comply with the Pension Sharing Order, agreement or equivalent provision.

1.3	The Member’s benefits shall be reduced by the amount of the Pension Debit in the manner provided by section 31 of the Welfare Reform and Pensions Act 1999 and those sections of the Pension Schemes Act 1993 which are amended by section 32 of the Welfare Reform and Pensions Act 1999.

2.	CHARGES

2.1	The Trustee shall have power to impose such charges for implementing a Pension Sharing Order and for dealing with enquiries from the Member and the Ex-Spouse as it thinks fit and as are in accordance with the Pensions on Divorce etc (Charges) Regulations 2000, provided that its has complied with the pre-conditions for charging set out in those Regulations.

2.2	The Trustee may require such charges to be paid in cash either before during or after implementation of the Pension Sharing Order or provision of information. Alternatively, the Trustee may deduct the value of such charges from the benefits of the Member, the Pension Credit of the Ex-Spouse or the Pension Credit Benefit (or alternatives under paragraph 7) of the Ex-Spouse Participant. The reduction of a Member or Ex-Spouse Participant’s benefits under this paragraph shall be deemed to be made under the power in the Pensions on Divorce etc (Charging) Regulations 2000 and not under a power conferred by the Plan.

3.	INTERNAL/EXTERNAL TRANSFER

3.1	The Trustee shall decide whether or not to allow the Ex-Spouse to become an Ex-Spouse Participant in the Plan. For the avoidance of doubt, any eligibility rule under any of the Sections shall be deemed to permit the Ex-Spouse to become an Ex-Spouse Participant where the Trustee so decides.

3.2	The Trustee shall provide the Ex-Spouse with a notice offering a transfer in accordance with paragraph 4.2 of this Schedule.

4.	EXTERNAL TRANSFER

4.1	If:

(a)	the Trustee has determined that no internal transfers shall be available to the Ex-Spouse and the Ex-Spouse has either consented to a transfer under this paragraph or has failed to consent and the circumstances in Regulation 7(2) of the Pension Sharing (Implementation and Discharge of Liability) Regulations 2000 have been satisfied;

(b)	the Trustee has determined that internal transfers shall be available but the Ex-Spouse has decided to accept a transfer under this paragraph; or

(c)	the Trustee has determined that internal transfers shall be available but the Ex-Spouse has failed to consent to an external transfer and the circumstances in Regulation 7(2) of the Pension Sharing (Implementation and Discharge of Liability) Regulations 2000 have been satisfied and the Trustee has decided to make a transfer under this paragraph, the Trustee shall take the action set out in paragraph 4.2.

4.2	Where paragraph 4.1 is satisfied, the Trustee shall make a transfer of the Ex-Spouse’s Pension Credit to a qualifying arrangement. A qualifying arrangement is one which is qualified under paragraph 6 of Schedule 5 of the Welfare Reform and Pensions Act 1999 and Regulation 11 of the Pension Sharing (Implementation and Discharge of Liability) Regulations 2000 and is not disqualified under Regulations 12 to 15 of those Regulations. This power shall be in addition to the Trustee’s power at clause G of the Trust Deed (transfers). If the Trustee makes a transfer in the manner specified in those regulations, it shall be discharged from liability to provide benefits to the Ex-Spouse under the Plan.

4.3	If the Ex-Spouse dies before the Trustee has transferred or bought out his/her Pension Credit, the Trustee shall take such (one or more) of the following actions as it thinks fit:

(a)	provide a lump sum;

(b)	provide a pension; or

(c)	purchase an annuity,

in respect of such one or more persons as it decides. In the case of a lump sum, the Trustee shall select the possible recipients of benefit from among the class specified in the rules relating to discretionary trusts in each Section and, in the case of a pension or annuity, the Trustee shall select from among the class of dependants under each Section (and, in each case, relationships to the Member shall be read as relationships to the Ex-Spouse). The total value of such benefits shall not exceed that of the Pension Credit. If the Trustee is unable to deal with the Pension Credit in one of these ways, the Pension Credit shall cease to be payable. The Trustee shall comply with Regulation 6 of the Pension Sharing (Implementation and Discharge of Liability) Regulations 2000 in this respect and, in particular, the provider of any annuity shall be such as to comply with Regulation 6(3) of those regulations.

The Trustee shall comply with the following Inland Revenue requirements.

The lump sum under (a) above is limited to 25% of what would at the date of death have been the cash equivalent of the fund which would have provided the Pension Credit Rights for the Ex-Spouse. The amount of pension payable or annuity purchased shall not exceed 2/3rds of the amount of the pension that could have been paid to the Ex-Spouse

Participant at the date of death had the whole of the cash equivalent of the fund which would have provided the Pension Credit Rights been used to purchase an annuity at an available market rate. Where more than one pension is to be paid or annuity bought, the total of all such pensions or annuities shall not exceed the amount of the pension that could have been paid to the Ex-Spouse. Pensions must be payable for life except that children’s pensions shall cease on such date as the Trustee shall decide but not later than the date of attaining 18, ceasing full time education or ceasing to be disabled.

4.4	The Trustee shall have power to require the Ex-Spouse to supply details of the recipient arrangement to which his/her Pension Credit Rights are to be transferred under paragraph 4.2 above. If the Ex-Spouse fails to provide such information, he/she shall be deemed to have failed to consent for the purposes of paragraph 4.1(a) and (c) and those Regulations.

4.5	After discharging its obligations under this paragraph, the Trustee shall provide the Ex-Spouse with a notice which complies with Regulation 8 of the Pensions on Divorce Etc (Provision of Information) Regulations 2000.

5.	DEATH BEFORE PROVISION OF PENSION CREDIT BENEFIT

If the Trustee has decided to allow the Ex-Spouse to become an Ex-Spouse Participant, but the Ex-Spouse dies before his/her benefits are secured under paragraph 6, the Pension Credit of the Ex-Spouse shall be dealt with under paragraph 4.3.

6.	INTERNAL TRANSFER - PENSION CREDIT BENEFIT

6.1	If:

(a)	the Trustee has determined that internal transfers shall be available and the Ex-Spouse has decided to accept the award of benefits under this paragraph; or

(b)	the Trustee has determined that internal transfers shall be available but the Ex-Spouse has failed to consent to the award of benefits under this paragraph and the circumstances in Regulation 7(1) of the Pension Sharing (Implementation and Discharge of Liability) Regulations 2000 have been satisfied and the Trustee has decided to award benefits under this paragraph, the Trustee shall provide such benefits (“Pension Credit Benefit”) in respect of the Ex-Spouse’s Pension Credit as it shall decide subject to the basic principle that Pension Credit Benefit must comply with section 101C of the Pension Schemes Act 1993 (normal pension age must be between 60 and 65) and paragraph 5 of Schedule 5 of the Welfare Reform and Pensions Act 1999.

6.2	For the avoidance of doubt, the Trustee can choose such style of final salary or money purchase benefits as it thinks fit. Nothing in this Schedule shall require the Trustee to provide any particular form of benefit or to provide the same kind of benefit to the Ex-Spouse Participant as applied to the Member or to the Ex-Spouse Participant in his/her capacity as a Member. The normal pension age which the Trustee decides to apply to the benefit need not be the same as any normal pension age under the Plan.

6.3	The value of the rights to Pension Credit Benefit shall be calculated and verified in accordance with Regulation 10 of the Pension Sharing (Implementation and Discharge of Liability) Regulations 2000.

6.4

The Trustee shall ensure that the Pension Credit Benefit under the Plan is treated separately from any other benefit of the Ex-Spouse Participant under the Plan and shall ensure that such Pension Credit Benefit is separately identifiable as such. Consequently, where the Ex-Spouse Participant is a Member of the Plan in his/her own right, the Pension Credit Benefit shall not be taken into account for the purposes of Schedule 6 (Inland Revenue Limits) except in relation to commutation on grounds of triviality.

6.5	The Ex-Spouse Participant shall be treated as a Member of the Plan for such purposes under the Trust Deed and the Rules as the Trustee decides or as the Pensions Act 1995 requires.

7.	ALTERNATIVES TO PENSION CREDIT BENEFIT

7.1	As an alternative to the provision of a Pension Credit Benefit, the Trustee may at its discretion decide to provide any of the following alternatives in respect of the Pension Credit Rights from which the Pension Credit Benefit is derived.

(a)	Early or late benefit. The Trustee may provide an actuarially increased or reduced pension payable at any age between 50 and 75 (or at any earlier age if the Ex-Spouse Participant is also a Member in his/her own right and receives an incapacity pension under the Rules of the relevant Section). Pensions under this paragraph shall be payable for life and may be guaranteed for the first five years of payment if the trustee so decides.

(b)	Where the Pension Credit Benefit is not a money purchase benefit, such money purchase benefits as the Trustee decides.

7.2	The alternative benefits specified in paragraph 7.1(a) shall not be available to an Ex-Spouse Participant where that Ex-Spouse Participant is also a Member in his/her own right unless the Ex-Spouse Participant exercises the corresponding right under the Rules in respect of the remainder of his/her benefits under the Plan.

7.3	If the Ex-Spouse Participant dies before receiving the Pension Credit Benefit or one of the alternatives in paragraphs (a) and (b) above, the Trustee may take such (one or more) of the following actions as it thinks fit:

(a)	provide a lump sum;

(b)	provide a pension; or

(c)	purchase an annuity,

in respect of such one or more persons as it decides. The Trustee need only provide a benefit under this paragraph if the terms on which the Pension Credit Benefit was set up are such as to require one. If the Trustee has decided to provide a benefit under this paragraph but is unable to deal with the benefit in one of these ways, the benefit shall cease to be payable. The Trustee shall comply with Regulation 6 of the Pension Sharing (Implementation and Discharge of Liability) Regulations 2000 in this respect as if they related to Pension Credit Benefit or alternatives thereto and, in particular, the provider of any annuity shall be such as to comply with Regulation 6(3) of those regulations.

The Trustee shall comply with the following Inland Revenue requirements.

In the case of a lump sum, the Trustee shall select the possible recipients of benefit from among the class specified in the rules relating to Discretionary Trusts in the relevant Section and, in the case of a pension or annuity, the Trustee shall select from among the class of dependants (as appropriate under each Section) and, in each case, relationships to the Member shall be read as relationships to the Ex-Spouse Participant). The total value of such benefits shall not exceed that of the Pension Credit Benefit. The lump sum under (a) above is limited to 25% of what would have been the cash equivalent of the

Pension Credit Rights at the Ex-Spouse Participant’s date of death. The amount of pension payable or annuity purchased shall not exceed 2/3rds of the amount of the pension that could have been paid to the Ex-Spouse Participant at the date of death had the whole of the cash equivalent of the Pension Credit Rights been used to purchase an annuity at an available market rate. For the purpose of determining the pension which could have been paid to the Ex-Spouse Participant, it shall be assumed that he/she was aged 50 at the date of death where he/she in fact died at an earlier age. Where more than one pension is to be paid or annuity bought, the total of all such pensions or annuities shall not exceed the amount of the pension that could have been paid to the Ex-Spouse Participant. Pensions must be payable for life except that children’s pensions shall cease on such date as the Trustee shall decide but not later than the date of attaining 18, ceasing full time education or ceasing to be disabled.

7.4	The Trustee shall have power to set up alternatives to Pension Credit Benefit which include survivor benefits. If the Trustee does this, then on the death of the Ex-Spouse Participant who is in receipt of benefits, the Trustee may make payments to:

(a)	the widow or widower of a Ex-Spouse Participant;

(b)	any other person in accordance with a direction from the Ex-Spouse Participant; or

(c)	the Ex-Spouse Participant’s estate.

The Trustee shall comply with the following Inland Revenue requirements.

The amount of the pension payable under this paragraph is limited to a maximum of 2/3rds of the initial annual pension which was paid to the Ex-Spouse Participant as increased by any rise in the Index since the commencement of the Ex-Spouse Participant’s pension. Where more than one pension is to be paid the total of all the pensions shall not exceed the amount of the initial annual pension which was paid to the Ex-Spouse Participant, as increased by any rise in the Index since the commencement of the Ex-Spouse Participant’s pension. For the purpose of determining the pension which could have been paid to the Ex-Spouse Participant, it shall be assumed that he/she was aged 50 at the date of death where he/she in fact died at an earlier age. Pensions must be payable for life except that children’s pensions shall cease on such date as the Trustee shall decide but not later than the date of attaining 18, ceasing full time education or ceasing to be disabled.

7.5	If the Pension Credit Benefit or alternative thereto included a guaranteed period of payment, then on the death of the Ex-Spouse Participant, a lump sum shall be payable to one or more recipients selected by the Trustees from the class of dependants of the Ex-Spouse Participant.

7.6	In deciding the alternative to the Pension Credit Benefit which it will provide, the Trustee shall ensure that the total value of the benefits or the money purchase benefits provided, in each case as an alternative to the Pension Credit Benefit, is at least equal to the value of the benefits that have accrued to the Ex-Spouse Participant (that is the Pension Credit Rights).

7.7	The consent of the Ex-Spouse Participant will be required to the exercise of the Trustee”s powers under paragraphs 7.1 or 7.4 except where that consent is not required under of Regulations 7(4) and 8(4) of the Pension Sharing (Pension Credit Benefit) Regulations 2000.

8.	COMMUTATION

8.1	Pension Credit Benefit under paragraph 6.1 or any alternative thereto under paragraphs 7.1 or 7.4 may be commuted (when it comes into payment) for a lump sum or, if the Plan generally permits surrender for the purchase of additional survivor benefits, additional survivor benefits. The factors to be used by the Trustee for the commutation shall be such factors as the Trustee decides.

The Trustee shall comply with the following Inland Revenue requirements.

(a)	The lump sum is limited to a maximum of 2.25 times the initial annual amount of the pension. For this purpose, the initial annual amount of the pension shall be calculated on the following bases:

(i)	if the pension payable for the year changes, the initial pension payable will be used;

(ii)	it will be assumed that the Ex-Spouse Participant will survive for a year; and

(iii)	the effect of commutation will be ignored.

(b)	This option will not be available to an Ex-Spouse Participant if the Member has already received a lump sum retirement benefit from the Plan in respect of his current or last period of active membership before the date the Trustee implements the Pension Sharing Order. This option will also not be available where (and to the extent that) the Pension Credit Rights in respect of which the alternative benefits are being offered have been transferred into the Plan with a certificate specifying that no lump sum may be payable and where that certificate still applies. Where commutation to provide additional survivor benefits has taken place, the amount of pension surrendered must not exceed the remaining pension payable to the Ex-Spouse Participant.

8.2	Pension Credit Benefit under paragraph 6.1 or any alternatives thereto under paragraphs 7.1 or 7.4 of the may be commuted (when they come into payment) where Regulation 3 of the Pension Sharing (Pension Credit Benefit) Regulations 2000 applies (serious ill-health or trivial pension).

9.	ANNUITY

9.1	When the Pension Credit Benefit under paragraph 6.1 or alternative thereto under paragraphs 7.1 or 7.4 comes into payment, the Ex-Spouse Participant may require the Trustee to purchase an annuity securing such benefits as the Trustee decides, bought in the name of the Ex-Spouse Participant from an insurance company. This benefit may only be provided where the requirements of:

(a)	section 19 and section 101D(1)(b) of the Pension Schemes Act 1993 and Regulations 5, 12, 13 and 14 of the Pension Sharing (Pension Credit Benefit) Regulations 2000 (for Pension Credit Benefit); or

(b)	Regulation 8 of the Pension Sharing (Pension Credit Benefit) Regulations 2000 (for alternatives to Pension Credit Benefit),

are satisfied.

9.2	At any time, the Trustee may, without the consent of the Ex-Spouse Participant, purchase an annuity securing an Ex-Spouse Participant’s Pension Credit Benefit under paragraph 6.1 or alternative thereto under paragraphs 7.1 or 7.4. Such annuity shall be purchased in the name of the Ex-Spouse Participant from an insurance company. This benefit may only be provided where the requirements of:

(a)	section 101E(1) of the Pension Schemes Act 1993 and Regulation 15 of the Pension Sharing (Pension Credit Benefit) Regulations 2000 (for Pension Credit Benefit); or

(b)	Regulations 8 and 11 of the Pension Sharing (Pension Credit Benefit) Regulations 2000 (for alternatives to Pension Credit Benefit),

are satisfied.

10.	FORFEITURE

Clause F.4 (assignment and forfeiture) shall apply to Pension Credit Benefit under paragraph 6.1 or alternatives thereto under paragraphs 7.1 or 7.4.

11.	TRANSFER ALTERNATIVE

11.1	In the circumstances set out in sections 101F to 101Q of the Pension Schemes Act 1993, an Ex-Spouse Participant may give a transfer notice to the Trustee requiring the transfer of the cash equivalent transfer value of the Pension Credit Rights from which his/her Pension Credit Benefit is derived to:

(a)	an occupational pension scheme approved under Chapter 1 Part XIV of the ICTA 1988 of which the Ex-Spouse Participant is a member or under which the Ex-Spouse Participant has Pension Credit Benefit; or

(b)	a personal pension arrangement approved under Chapter 4 Part XIV of the ICTA 1988.

The cash equivalent transfer value shall be calculated and may be reduced in accordance with those sections of the Pension Schemes Act 1993 and with Regulations 16 to 31 of the Pension Sharing (Pension Credit Benefit) Regulations 2000. On payment of the cash equivalent to the other arrangement, the Trustee shall be discharged of all liability to the Ex-Spouse Participant in respect of his/her Pension Credit Rights.

11.2	Where the Ex-Spouse Participant is also a Member of the Plan in his/her own right, this power shall not be exercised unless the Ex-Spouse Participant also elects to transfer the value of his/her other benefits under the Plan to the receiving arrangement or to another arrangement, in accordance with sections 93 to 98 of the Pension Schemes Act 1993. Similarly, where an Ex-Spouse Participant elects to transfer the value of his/her benefits under the Plan to another arrangement under sections 93 to 98 of the Pension Schemes Act 1993, no such transfer shall be made unless he/she also elects to make a transfer under paragraph 11.1 above.

11.3	In the circumstances set out in sections 101D(2) and (4) of the Pension Schemes Act 1993 and Regulation 10 of the Pension Sharing (Pension Credit Benefit) Regulations 2000, the Trustee may transfer the cash equivalent transfer value of the Pension Credit Rights of an Ex-Spouse Participant to another occupational pension scheme approved under Chapter 1 Part XIV of the Income and Corporation Taxes Act 1988.

12.	SAFEGUARDED RIGHTS

12.1

When any Pension Credit Rights consist of or include Safeguarded Rights, the following provisions shall apply to such part of the Pension Credit Rights as consist of Safeguarded Rights. The Trustee shall have a discretion to determine the part of the Pension Credit

Rights which consist of Safeguarded Rights in accordance with section 68A(2) of the Pension Schemes Act 1993. Where the Trustee exercises this discretion, it shall calculate the value of the Safeguarded Rights in a manner which is no less favourable than that in which the value of:

(a)	any other rights which the Ex-Spouse Participant with Safeguarded Rights has under the Plan; and

(b)	any Protected Rights from which the Ex-Spouse Participant’s Safeguarded Rights are derived,

are calculated.

12.2	In complying with paragraph 6.5 above (benefits to be treated separately), the Trustee shall also ensure that such part of the Pension Credit Rights of the Ex-Spouse Participant as consists of Safeguarded Rights is separately identifiable from any other benefit or Pension Credit Rights of the Ex-Spouse Participant.

12.3	The Trustee may provide Pension Credit Benefit in respect of Safeguarded Rights by the provision of a pension for life payable at any age between 50 and 75 (provided that the normal pension age must be equal as between men and women. This paragraph shall override paragraph 6. Safeguarded Rights which are derived from Protected Rights shall not be available for payment until the Ex-Spouse Participant has reached age 60.

12.4	The Trustee may provide alternatives in respect of the Pension Credit Rights from which the Pension Credit Benefit is derived in any of the ways listed at paragraphs 7.1 or 7.4 except that in the event of the death of the Ex-Spouse Participant before receiving his/her Pension Credit or alternative thereto, the Trustees must take one or more of the actions at paragraph 7.3.

12.5	The option to purchase an annuity at paragraph 9.1 (annuity purchase with consent) shall be available but the annuity must comply with Regulation 9 of the Pension Sharing (Safeguarded Rights) Regulations 2000 (if the Plan is a salary related contracted out scheme).

12.6	The option to purchase an annuity at paragraph 9.2 (annuity purchase without consent) shall not be available.

12.7	Safeguarded Rights may be forfeited but only in the circumstances set out in Regulation 12 of the Pension Sharing (Safeguarded Rights) Regulations 2000.

12.8	The transfer option at paragraph 11.1 (transfers with consent) shall be available in respect of Safeguarded Rights except that the Safeguarded Rights shall only be transferred to:

(a)	an occupational pension scheme approved under Chapter 1 Part XIV of the Income and Corporation Taxes Act 1988 of which the Ex-Spouse Participant is an active member and which is capable of accepting such Safeguarded Rights; or

(b)	a personal pension scheme approved under Chapter 4 Part XIV of the Income and Corporation Taxes Act 1988 which is an appropriate scheme as defined in section 9(5) of the Pension Schemes Act 1993.

12.9	The transfer option at paragraph 11.3 (transfers without consent) shall be available at such times as regulations are amended so to permit and subject to such conditions as may be imposed by legislation.

12.10	If at any time the Plan ceases to be a contracted out scheme, it may continue to hold Safeguarded Rights on the terms set out in Regulation 3 of the Pension Sharing

(Safeguarded Rights) Regulations 2000. Except in relation to Safeguarded Rights arising from Protected Rights, the Trustee shall ensure that the total Pension Credit Benefit provided for each Ex-Spouse Participant at normal pension age will be not less than the aggregate of:

(a)	any Pension Credit Benefit arising out of section 9(2B) of the Rights and Guaranteed Minimum Pensions;

(b)	any other Pension Credit Benefit due in respect of rights which accrued to the Member in relation to service in employment which was contracted out before 6 April 1997 under section 9(2) of the Pension Schemes Act 1993; and

(c)	any other Pension Credit Benefit due in respect of rights which accrued to the Member in relation to service in employment which was not contracted out.

13.	PENSION DEBIT MEMBERS

13.1	The benefits for a Pension Debit Member are subject to the following Inland Revenue limits.

13.2	The pension shall not exceed the Aggregate Retirement Benefit in Schedule 6 (Inland Revenue Limits) less the Negative Deferred Pension in this Plan and the Negative Deferred Pension in any Associated Scheme and, furthermore in the case of a Class A Member the Negative Deferred Pension in any Connected Scheme.

13.3	The lump sum from this and any Associated Scheme shall not exceed;

(a)	for Pension Debit Members who are Class A Members or Class B Members, an amount determined by 2.25 x the initial annual pension payable; or

(b)	for Pension Debit Members who are Class C Members, an amount of the greater of:

(i)	2.25 x the initial annual pension payable; and

(ii)	an amount determined in accordance with Schedule 6 (Inland Revenue Limits) as if there had been no Pension Debit, less 2.25 x the Negative Deferred Pension.

For the purposes of this paragraph, the initial annual pension shall be calculated on the following bases:

(c)	if the pension payable for the year changes, the initial pension payable should be taken;

(d)	it should be assumed that the Pension Debit Member will survive for a year; and

(e)	the effect of commutation should be ignored.

13.4	On the death of the Pension Debit Member, any pension for a Dependant shall not exceed 2/3 x an amount determined in accordance with in Schedule 6 (Inland Revenue Limits) as if there had been no Pension Debit, less the Negative Deferred Pension and the Negative Deferred Pension in any Associated Scheme and, furthermore in the case of a Class A Member the Negative Deferred Pension in any Connected Scheme. Where more than one pension is to be paid the total of all the pensions cannot exceed 100% of an amount determined in accordance with Schedule 6 (Inland Revenue Limits) as if there had been no Pension Debit, less the Negative Deferred Pension and the Negative Deferred Pension in any Associated Scheme and, furthermore in the case of a Class A Member the Negative Deferred Pension in any Connected Scheme.

14.	NOT USED.

15.	TRANSFERS IN

15.1	The Trustee may accept transfers from other arrangements which consist of or include Pension Credit Rights or benefits derived therefrom where the transferring person is a Member or Ex-Spouse Participant under the Plan. That person shall then become an Ex-Spouse Participant in relation to the Pension Credit Rights transferred and the provisions of this Schedule shall apply as if the Pension Credit Rights transferred derived from benefits under the Plan. The Trustee shall, however, keep such Pension Credit Rights separately identified from any other rights of the person under the Plan. Where the Pension Credit Rights proposed to be transferred to the Plan consist of or include Safeguarded Rights, the Trustee may only accept the transfer of such rights while the Plan is a contracted out final salary scheme or a contracted out money purchase scheme as appropriate.

15.2	The Trustee may accept transfers from other arrangements where the benefit transferred has been reduced by a Pension Debit. Where applicable, the Trustee shall take account of the Pension Debit in the calculation of limits under Schedule 6 (Inland Revenue limits)

16.	WINDING UP

16.1	The winding up priorities of the Plan shall be deemed altered in the manner specified in section 38 of the Welfare Reform and Pensions Act 1999.

17.	INFORMATION

17.1	The Trustee shall comply with the Pensions on Divorce etc (Provision of Information) Regulations 2000 and shall provide information to a Member or his/her Ex-Spouse in accordance with those regulations.

17.2	The Trustee shall give full details of the Pension Debit and a lump sum certificate specifying the maximum permissible lump sum to the receiving scheme/arrangement where the fund underlying the benefits for a Pension Debit Member is transferred to another exempt-approved scheme.

18.	TRUSTEE’S OBLIGATIONS

No paragraph in this Schedule shall be taken to impose a greater duty on the Trustee than is imposed by the relevant statute or statutory instrument from which the paragraph derives. The Trustee shall not be liable for a breach of any of the paragraphs in this schedule except to the extent that it is liable under the relevant statute or statutory instrument and the penalty for non-compliance shall not exceed that set out in the relevant statute or statutory instrument. In particular, it shall not be a breach of trust if the Trustee fails to comply with this Schedule. Provisions identified above as being Inland Revenue requirements need only be complied with while they remain Inland Revenue obligations. Where the Trustee takes any action without the consent of the Ex-Spouse, it shall not be responsible for any consequent loss except where any statute prohibits the exclusion of liability in this way.

19.	SCOTLAND AND NORTHERN IRELAND

19.1	Where the Pension Sharing Order is made in Scotland or Northern Ireland, this Schedule shall take effect subject to such modifications as may be necessary to comply with the relevant legislation in those countries.

20.	DEFINITIONS

20.1	The following words and phrases shall have the following meanings:

“Ex-Spouse” means an individual to whom Pension Credit Rights have been or are to be allocated following a Pension Sharing Order.

“Ex-Spouse Participant” means an Ex-Spouse who participates in the Plan by virtue of having been granted a Pension Credit Benefit or an alternative thereto.

“Index” shall mean the Government’s Index of Retail Prices.

“Negative Deferred Pension” means the amount by which the Member’s pension or deferred pension under the Plan in respect of Service with the Employers, is reduced at the Relevant Date by section 31 of the Welfare Reform and Pension Act 1999 or under corresponding Northern Ireland Legislation, following a Pension Sharing Order. For this purpose, Service with the Employers includes all periods of service with other employers which have been treated as if they were Service with the Employers where a transfer payment has been made to the Plan in respect of that other service.

“Pension Credit” means a credit under section 29(1)(b) of the Welfare Reform and Pensions Act 1999 or under corresponding Northern Ireland legislation.

“Pension Credit Benefit” means the benefits payable under the Plan to or in respect of a person by virtue of his/her Pension Credit Rights.

“Pension Credit Rights” means the rights to future benefits under the Plan which are attributable (directly or indirectly) to a Pension Credit.

“Pension Debit” means a debit under section 29(1)(a) of the Welfare Reform and Pensions Act 1999 or corresponding Northern Ireland legislation.

“Pension Debit Member” means a Member whose benefits have been permanently reduced by a Pension Debit. Such a Member will either be:

(a)	a Member who is a controlling director of a company which is his/her employer if he/she is a director of the company to whom paragraph (b) of section 417(5) of the Income and Corporation Taxes Act 1988 applies either at the date on which the marriage was dissolved or annulled, or at any time within the period of 10 years before that date; or

(b)

a Member whose earnings at the date on which his/her marriage was dissolved or annulled exceeded  1/4 of the Permitted Maximum for the year of assessment in which the dissolution or annulment occurred. Earnings for these purposes shall be taken to be the total emoluments:

(i)	which were paid to the Member in consequence of pensionable service to which the Plan relates during the year of assessment before the tax year of assessment in which the marriage was dissolved or annulled; and

(ii)	from which tax was deducted in accordance with the Income Tax (Employments) Regulations 1993.

“Pension Sharing Order” means any order or provision which is mentioned in section 28(1) of the Welfare Reform and Pensions Act 1999 or Article 25(1) of the Welfare Reform and Pensions (Northern Ireland) Order 1999.

“Protected Rights” has the meaning given to it by section 10 of the Pension Schemes Act 1993.

“Relevant Date” shall mean the date of retirement, leaving Pensionable Service or death as the case may be.

“Safeguarded Rights” are the rights of the Ex-Spouse or Ex-Spouse Participant under the Plan which are referred to in section 68A(1) or, if the Trustees have exercised their discretion under paragraph 12.1, those referred to in section 68A(2), in each case of the Pension Schemes Act 1993.

“Section 9(2B) Rights” has the meaning given to it in the Occupational Pension Schemes (Contracting-Out) Regulations 1996.

20.2	The words and phrases set out below shall have the same meaning as in Schedule 6 (Inland Revenue Limits):

Class A Member, Class B Member, Class C Member, Connected Scheme, Associated Scheme, Lump Sum Retirement Benefit, Permitted Maximum, Aggregate Retirement Benefit and Relevant Date.

(	EXECUTED as a deed under the Common
(	Seal of Pearson Services Limited in the
(	presence of:
Director
Secretary

(	EXECUTED as a deed under the Common
(	Seal of Pearson Group Pension Trustee
(	Limited in the presence of:
Director
Secretary

E.7	Overpaid Additional Voluntary Contributions	14

F.	General provisions affecting Members and Beneficiaries in the Original Sections	15

F.1	Additional Voluntary Contributions	15

F.2	Special Members/Augmentation of Benefits	16

F.3	Payment of Benefits	17

F.4	Assignment of Benefits	17

F.5	Monetary obligation of a Member	17

F.6	Production of information	18

F.7	Notices	18

G.	Transfers	18

G.1	Transfers from other arrangements	18

G.2	Statutory transfers to other schemes and buy-outs	19

G.3	Non-statutory transfers to other schemes	19

G.4	Non-statutory buy-outs	21

G.5	Supplementary provisions	22

H.	Reorganisations of the Plan	22

H.1	Reorganisation of Sections	22

H.2	Transfers between Sections	22

H.3	New Principal Company	23

H.4	Reorganisations within the Pearson Group	23

H.5	Sale or demerger	23

H.6	Closure to new Members	25

H.7	Cessation of participation	25

I.	Termination of Plan	25

I.1	Events leading to termination of the Plan	25

I.2	Closed Plan	26

I.3	Transfer to another arrangement	27

I.4	Winding-up	27

J.	Contracting-out, Revenue limits, equivalent pension benefits, pension splitting on divorce	30

J.1	Contracted-out provisions	30

J.2	Inland Revenue limits	30

J.3	Equivalent pension benefits	30

J.4	Pension splitting on divorce	30

SCHEDULES		31

1.	DEEDS OF THE PLAN	31

2.	Void	32

3.	1988 TRANSITIONAL ARRANGEMENTS	33

- ii -

3A.	Void	36

3B.	TRANSITIONAL ARRANGEMENTS FOR FORMER MEMBERS OF THE EXTEL PENSION FUND	37

4.	OVERRIDING APPENDIX - CONTRACTING OUT RULES	40

5.	DEFINITIONS	51

6.	INLAND REVENUE LIMITS	57

7.	PENSION SHARING ON DIVORCE	70

- iii -

DATED              2005

PEARSON SERVICES LIMITED	(1)

- and -

PEARSON GROUP PENSION TRUSTEE LIMITED	(2)

EIGHTH CONSOLIDATED TRUST DEED

in respect of

THE PEARSON GROUP PENSION PLAN

DATED 2005

PEARSON SERVICES LIMITED	(1)

-and-

PEARSON GROUP PENSION TRUSTEE LIMITED
(2)

EIGHTH CONSOLIDATED TRUST DEED

in respect of

THE PEARSON GROUP PENSION PLAN